                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                         OMNI MULTIMEDIA GROUP, INC.,

                      OMNI RESOURCES CORPORATION - WEST,

                                      AND

                  CUSTOM SOFTWARE TURNKEY MANUFACTURING, INC.



                           Dated as of March 1, 1997
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                               TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----

ARTICLE I..................................................................1

DEFINITIONS................................................................1
  1.01.  Definitions.......................................................1

ARTICLE II.................................................................6

THE MERGER.................................................................6
  2.01.  Approval of Merger................................................6
  2.02.  Plan of Merger....................................................6

ARTICLE III...............................................................11

CLOSING...................................................................11
  3.01.  Closing Date.....................................................11
  3.02.  CSTM Closing Documents...........................................11
  3.03.  Documents to be Delivered by West and OMG at the Closing.........11
  3.04.  CSTM Stockholders Closing Documents..............................11

ARTICLE IV................................................................11

REPRESENTATIONS AND WARRANTIES OF CSTM....................................11
  4.01.  Corporate Existence and Power....................................12
  4.02.  Corporate Authorization..........................................12
  4.03.  Governmental Authorization; Consents.............................12
  4.04.  Non-Contravention................................................12
  4.05.  Capitalization; Subsidiaries.....................................13
  4.06.  Financial Statements.............................................13
  4.07.  Absence of Certain Changes.......................................13
  4.08.  Property and Equipment...........................................15
  4.09.  No Undisclosed Material Liabilities..............................16
  4.10.  Litigation.......................................................16
  4.11.  Material Contracts...............................................16
  4.12.  Insurance Coverage...............................................17
  4.13.  Compliance with Laws; No Defaults................................18
  4.14.  Finders, Fees....................................................18
  4.15.  Intellectual Property............................................18
  4.16.  Inventories......................................................20
  4.17.  Receivables......................................................20
  4.18.  Taxes............................................................20
  4.19.  Employees........................................................21
  4.20.  Environmental Compliance.........................................21
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  4.21.  Customers and Suppliers..........................................23
  4.22.  Transactions with Affiliates.....................................23
  4.23.  Other Information................................................23
  4.24.  Intercompany Arrangements........................................24
  4.25.  Transactional Expenses...........................................24
  4.26.  Schedules........................................................24

ARTICLE V.................................................................24

REPRESENTATIONS AND WARRANTIES OF WEST AND OMG............................24
  5.01.  Organization and Existence.......................................24
  5.02.  Corporate Authorization..........................................24
  5.03.  Governmental Authorization.......................................25
  5.04.  Non-Contravention................................................25
  5.05.  Finders' Fees....................................................25
  5.06.  Litigation.......................................................25
  5.07.  SEC Reports......................................................25
  5.08.  Status of West...................................................26
  5.09.  OMG Shares.......................................................26

ARTICLE VI................................................................26

COVENANTS OF ALL PARTIES..................................................26
  6.01.  Commercially Reasonable Efforts..................................27
  6.02.  Certain Filings..................................................27
  6.03.  Public Announcements.............................................27
  6.04.  Tax Free Exchange................................................27

ARTICLE VII...............................................................27

EMPLOYEE BENEFITS
  7.01.  Employee Benefits Definitions....................................27
  7.02.  ERISA Representations............................................28
  7.03.  No Third Party Beneficiaries.....................................29

ARTICLE VIII..............................................................29

CONDITIONS TO CLOSING.....................................................29
 8.01.  Conditions to the Obligations of Each Party.......................29
 8.02.  Conditions to Obligation of West and OMG..........................30
 8.03.  Conditions to Obligation of CSTM..................................31

ARTICLE IX................................................................32

SURVIVAL; INDEMNIFICATION.................................................32
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 9.01.  Survival..........................................................32
 9.02.  Indemnification...................................................32
 9.03.  Procedures; No Waiver.............................................33
 9.04.  Limitation of Liability; Exclusivity of Remedy....................36
 9.05.  Representative....................................................36

ARTICLE X.................................................................37

TERMINATION...............................................................37
 10.01.  Grounds for Termination..........................................37
 10.02.  Effect of Termination............................................38

ARTICLE XI................................................................38

MISCELLANEOUS.............................................................38
 11.01.  Notices..........................................................38
 11.02.  Amendments; No Waivers...........................................39
 11.03.  Expenses.........................................................39
 11.04.  Successors and Assigns...........................................39
 11.05.  Governing Law....................................................40
 11.06.  Counterparts; Effectiveness......................................40
 11.07.  Entire Agreement.................................................40
 11.08.  Captions.........................................................40
 11.09.  Jurisdictions....................................................40

Schedules

Schedule 1.01 Assets
Schedule 4.03 Required Consents
Schedule 4.05 CSTM Stockholders and Conversion Percentage
Schedule 4.06 Financial Statements
Schedule 4.07 Certain Changes
Schedule 4.08 Title Matters
Schedule 4.09 Liabilities
Schedule 4.10 Litigation
Schedule 4.11 Material Contracts
Schedule 4.13 Permits
Schedule 4.15 Intellectual Property
Schedule 4.19 Employees
Schedule 4.21 Environmental Liabilities
Schedule 7.02 Employee Plans

Exhibits

Exhibit A-1       Certificate of Merger - CSTM
Exhibit A-2       Certificate of Merger - West
Exhibit B         Agreement of Merger
Exhibit C         Articles of Merger
Exhibit D         Registration Rights Agreement
Exhibit E         Employment Agreement

                         AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of the 1st day of March, 1997, by and among OMNI MULTIMEDIA GROUP, INC., a Delaware corporation (herein, "OMG"), OMNI RESOURCES CORPORATION - WEST, a Massachusetts corporation (herein, "West"), and CUSTOM SOFTWARE TURNKEY MANUFACTURING, INC., a California corporation (herein, "CSTM").

                             W I T N E S S E T H :

      WHEREAS, the respective Boards of Directors of OMG, West and CSTM deem it advisable and in the best interest of their respective companies and the stockholders of each of the respective companies, that West merge with and into CSTM pursuant to this Agreement and the applicable provisions of the laws of the state of California and of the Commonwealth of Massachusetts, whereby all of the issued and outstanding shares of the capital stock of CSTM will be exchanged for shares of the Common Stock, $0.01 par value per share of OMG, the parent company of West, in accordance with the terms and conditions contained in this Agreement (herein, the "Merger"); and

      WHEREAS, the respective Boards of Directors of CSTM and West, and the Board of Directors of OMG, as the sole stockholder of West, have each approved and adopted this Agreement and Plan of Merger and intend that it qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended;

      NOW, THEREFORE, in consideration of the foregoing and the various agreements, undertakings, representations and warranties of the parties set forth herein below, it is hereby agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

      1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

                  "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

                  "Agreed Customer" means any and all customers of CSTM or West other than any customers of CSTM or West that were previously customers of either (a) Allenbach Industries, Inc., a California corporation, at any time during calendar 1996 and prior to October 5, 1996 and had not been customers of CSTM during calendar 1996 or (b) any other business which the Surviving Corporation may acquire or be merged with, and who subsequently became customers of CSTM after the Closing but had not been customers of CSTM or West during the period January 1, 1996 through to the day preceding such merger or acquisition.

                  "Agreement of Merger" means the agreement containing a summary of the terms of the Merger, to be signed by the parties hereto, in the form and substance set forth in Exhibit B hereto.

                  "Ancillary Agreements" means the Certificates of Merger attached hereto as Exhibits A-1 and A-2, the Agreement of Merger attached hereto as Exhibit B, the Articles of Merger attached hereto as Exhibit C, the Registration Rights Agreement attached hereto as Exhibit D and the Employment Agreement attached hereto as Exhibit E.

                  "Articles of Merger" means the summary of certain terms of the Merger required to be filed with and on a form prescribed by, the Secretary of State of the Commonwealth of Massachusetts, in the form and substance set forth in Exhibit C hereto.

                  "Assets" means any and all assets owned or used by CSTM or with respect to which CSTM has the right to use in connection with the conduct of its business, including, without thereby limiting the generality of the foregoing, the following:

            (1)   any and all items of equipment, including those listed in
                  Schedule 1.01 annexed hereto;

            (2) any and all items of inventory (including work-in-process and finished goods inventory) including those listed on Schedule
                  1.01 annexed hereto;

            (3)   any and all items of furniture, including those listed on
                  Schedule 1.01 annexed hereto;

            (4) any and all fixtures and leasehold improvements, including those listed on Schedule 1.01 annexed hereto;

            (5)   any and all accounts receivable existing as of the Closing
                  Date;

            (6) any and all cash, cash equivalents, deposits and other negotiable assets of CSTM existing as of the Closing Date;

            (7) any and all general intangibles of CSTM, including any and all Intellectual Property Rights, including those listed on
                  Schedule 1.01 annexed hereto;

            (8) all items of leased equipment, including those shown on those shown on Schedule 1.01 annexed hereto;


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            (9)   all customers of CSTM, including those shown on Schedule 1.01 annexed hereto;

            (10)  any and all good will of CSTM;

            (11) any and all telephone numbers for CSTM, including the numbers listed on Schedule 1.01 annexed hereto;

            (12) all pending purchase orders for customers, including those purchase orders listed on Schedule 1.01 annexed hereto;

            (13) the exclusive right to negotiate with and continue to seek to employ all current employees of CSTM, subject to their right to refuse such employment; and

            (14)  any and all motor vehicles of CSTM, including those listed on
                  Schedule 1.01 annexed hereto.

                  "Balance Sheet" means the balance sheet of CSTM as of December 31, 1996 referred to in Section 4.06.

                  "Balance Sheet Date" means January 31, 1996.

                  "Certificates of Merger" means the Certificates of Approval of Agreement of Merger for each of CSTM and West in the form and substance of Exhibits A-1 and A-2 hereto.

                  "Closing Date" means the date of the Closing.

                  "Conversion Percentage" means a percentage with respect to each CSTM Stockholder, as reflected in Schedule 4.05 hereto.

                  "CSTM" means Custom Software Turnkey Manufacturing, Inc., a California corporation.

                  "CSTM Shares" means all outstanding capital stock of CSTM.

                  "CSTM Stockholders" means the stockholders of CSTM immediately prior to the effectiveness of the Merger.

                  "Earn-Out Stock" means a number of shares of Common Stock, $0.01 par value per share, of OMG, which is to be calculated and delivered as provided in Sections 2.02.D.(ii) hereinbelow, and adjusted as provided in
Section 2.02.D(iv) hereinbelow.


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                  "Intellectual Property Right" means any trademark, trade name, trade dress, service mark, service name, logo, and corporate name, registration thereof or application for registration therefor; invention, patent, patent application, patent disclosure and any related continuation, continuation-in-part, divisional, reissue, re-examination, certificate of invention and design patent, patent application, registration and application for registration; mask work and registration and application for registration thereof; copyright, copyright registration, application for copyright registration; and any right to use any of the foregoing which is owned by CSTM.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.

                  "Material Adverse Change" means a material adverse change in
(i) the business, assets, condition (financial or otherwise), results of operations or prospects of CSTM or (ii) the ability of the parties to consummate the Merger.

                  "Material Adverse Effect" means a material adverse effect on
(i) the business, assets, condition (financial or otherwise), results of operations or prospects of CSTM or (ii) the ability of the parties to consummate the Merger.

                  "Minimum Stock" means the 100,000 shares of Common Stock, $.01 par value per share, of OMG to be delivered by OMG at the Closing as provided in
Section 2.02.D.(i) hereof.

                  "Net Sales" means the total of all invoices rendered to customers of CSTM or West, in accordance with its general accounting standards, to Agreed Customers, less any amounts included in any invoice for freight, insurance, taxes, non-customary products sold and services provided in connection with any invoice which have been provided as a courtesy to the customer and with respect to which CSTM has made no mark up charge (other than to cover shipping and handling costs), and net of rebates, returns and credits with respect to such invoices.

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "OMG" means Omni MultiMedia Group, Inc., a Delaware corporation.

                  "OMG Shares" means the Minimum Stock, the Earn-Out Stock and the sum of all Additional Stock (plus cash delivered in lieu of any Additional Stock).

                  "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


                                      4
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                  "Registration Rights Agreement" means the Registration Rights
Agreement between OMG and each CSTM Stockholder in the form set forth in Exhibit B.

                  "West" means Omni Resources Corporation - West, a Massachusetts corporation.

                  "West's Counsel" means the law firm of Gordon & Wise or O'Connor, Broude & Aronson.

                  (b) Each of the following terms is defined in the Section set forth opposite such term:

                              Term                     Section
                              ----                     -------

                        Act                             5.07
                        Additional Stock                2.02.D.(v)
                        Benefit Arrangement             7.01
                        CERCLA                          4.21

                        Closing                         3.01
                        Code                            4.18(a)
                        CSTM Claims                     9.02(b)
                        CSTM Group                      9.02(b)
                        CSTM Representative             9.03(c)(iii)
                        Damages                         9.02(a)
                        Delivery Date                   2.02.D.(iii)
                        Earn-Out Period                 2.02.D.(ii)
                        Effective Date                  2.02.A.(ii)
                        Employee Plans                  7.01
                        Environmental Laws              4.21(a)
                        Environmental Liabilities       4.21(a)
                        ERISA                           7.01
                        ERISA Affiliate                 9.01
                        Escrow Agent                    9.03(b)(v)
                        Financial Statements            4.06
                        Hazardous Substance             4.21(a)
                        Indemnification Price           2.02.D.(iv)
                        Indemnified Party               9.03(a)
                        Indemnifying Party              9.03(a)
                        Merger                          The first recital hereof
                        Merger Price                    2.02.C.(i)
                        Multiemployer Plan              7.01
                        OMG Claims                      9.02(a)


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

                        OMG Group                       9.02(a)
                        Participating Stockholder       2.02.D.(v)
                        Permit                          4.13(b)
                        Plan of Merger                  2.01.A.

                        Regulated Activity              4.21(a)
                        Returns                         4.18(a)
                        SEC                             5.07
                        SEC Filings                     5.07
                        Surviving Corporation           2.02
                        Target Price                    2.02.D.(v)
                        Tax                             4.18(a)
                        Taxes                           4.18(a)

                                  ARTICLE II

                                  THE MERGER

      2.01. Approval of Merger.

                  A. By CSTM: CSTM hereby represents and warrants that the board of directors of CSTM has (i) determined that the Merger is in the best interests of CSTM, (ii) determined that the consideration to be received in the Merger is fair and reasonable, and (iii) approved the plan of merger contained in Section
2.02 of this Agreement (herein, the "Plan of Merger") and recommended the Plan of Merger to the CSTM Stockholders. On or before the Closing Date, CSTM shall take all steps necessary to obtain unanimous approval by the CSTM Stockholders of the Plan of Merger and the Agreement of Merger in accordance with the laws of the state of California and the articles of incorporation and by-laws of CSTM.

                  B. By West and OMG: West and OMG hereby represent and warrant that the board of directors of West, and the board of directors of OMG as the sole stockholder of West, have approved the Merger in accordance with the laws of the laws of their respective states of incorporation and their respective articles of organization and by-laws.

      2.02. Plan of Merger.

                  A. Structure and Consummation of Merger; Effective Date.

                  (i) On the Effective Date (defined hereinbelow), West shall be merged with and into CSTM, in accordance with the applicable provisions of Chapter 11 of the General Corporation Law of the State of California, and the separate existence of West shall thereupon cease. CSTM as the surviving corporation in the Merger (herein, the "Surviving Corporation") shall continue its corporate existence under the laws of the State of California. Upon consummation of the Merger, all of the assets of each of CSTM and West shall vest in the Surviving Corporation without further act or deed. The Surviving Corporation shall assume and be liable for all of the liabilities and obligations of each of CSTM and West in accordance with the General Corporation Law of the State of California.

                  (ii) Subject to the terms and conditions hereof, on the Closing Date the parties shall cause the Merger to be consummated by delivering the Agreement of Merger and Certificates of Merger duly executed by CSTM and West to the Secretary of State for the State of California in accordance with
Section 1103 of the General Corporation Law of the State of California and by delivering the Articles of Merger duly executed by CSTM and West to the Secretary of State for the Commonwealth of Massachusetts in accordance with Massachusetts General Laws, chapter 156B, section 79. The Merger shall become effective as of the latter of the filing of (1) the Agreement of Merger and the officers' Certificates of Merger with the Secretary of State of the State of California, and (2) the Articles of Merger with the Secretary of State for the Commonwealth of Massachusetts (herein, the "Effective Date").

                  B. The Surviving Corporation.

                  (i) Article First of the Articles of Incorporation of the Surviving Corporation shall be amended as of the Effective Date to read in its entirety as follows:

            The name of this corporation is Omni Resources Corporation West.

                  (ii) The Articles of Incorporation of CSTM as in effect on the Effective Date, amended as described in Subsection (i), above, shall be the Articles of Incorporation of the Surviving Corporation, and the purposes set forth therein shall be the purposes of the Surviving Corporation.

                  (iii) The By-Laws of West as in effect on the Effective Date shall be the By-Laws of the Surviving Corporation.

                  (iv) The directors and officers of the Surviving Corporation on the Effective Date, to serve in accordance with the By-Laws of the Surviving Corporation, shall be as follows:

            Directors:  Paul F. Johnson, Robert E. Lee, Richard A. Pilotte
                        and Steve Friar.

            Chief Executive Officer: Paul F. Johnson

            President:  Steve Friar


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

            Executive Vice President and Chief Financial Officer:  Robert E. Lee

            Treasurer:  Robert E. Lee

            Secretary:  Paul F. Johnson

                  C. Conversion of Shares. As of the Effective Date, by virtue of the Merger--

                  (i) Each of the CSTM Stockholders shall have their respective shares of CSTM Stock converted into the right to receive their Conversion Percentage of the Minimum Stock and of the Earn-Out Stock, and the right to receive their applicable share of Additional Stock or cash in lieu thereof pursuant to the adjustment mechanisms set forth in Section 2.02.D.(v) and 2.02.(D)(vi), hereinbelow (all of such shares and payments being referred to collectively as the "Merger Price"), except that in the case of any fractional shares of OMG's stock, such fraction shall in each case, be rounded down to the largest whole number of OMG Shares then to be delivered.

                  (ii) Each outstanding share of common stock of West shall be converted into one share of fully paid and nonassessable common stock of the Surviving Corporation.

                  D. Merger Price. The Merger Price shall be as follows:

                  (i) The Minimum Stock (which shall be for 100,000 shares), certificates of which shall be delivered at the Closing to each of the CSTM Stockholders, subject to the requirements of sections 2.02.F. and 3.04 hereof.

                  (ii) A number of shares of Earn-Out Stock initially equal to 200,000 times a fraction based on the Net Sales of the Surviving Corporation during the twelve month period commencing March 1, 1997 and expiring on February 28, 1998 (herein, the "Earn-Out Period"). The numerator of this fraction shall be the lesser of (y) $3,000,000 or (z) the amount by which Net Sales during the Earn-Out Period exceeded Net Sales of CSTM for the twelve month period March 1, 1996 through February 28, 1997, and the denominator of which shall be $3,000,000. OMG agrees to require, at its expense, OMG's certified independent public accountants to calculate this fraction as soon as practicable following the conclusion of the Earn-Out Period and to report this fraction (with a summary of the calculation in reasonable detail) to the CSTM Stockholders and to OMG as soon as practicable, but in all events no later than May 31, 1998. The calculation of this fraction by such certified public accountant shall be conclusive and binding on both OMG and the CSTM Stockholders.

                  (iii) On or before the tenth (10th) business day following receipt by OMG of the calculation by its certified independent public accountants of the fraction applicable to Earn-Out Shares described in subpart
(ii), above, (herein, the "Delivery Date"), OMG shall calculate


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

the number of shares of Earn-Out Stock then due to the CSTM Stockholders. In addition, OMG shall, within such period, deliver to each of the CSTM Stockholders who shall theretofore have surrendered their certificates representing the number of shares of CSTM Stock held by them and who shall have executed and delivered a copy of the Registration Rights Agreement such CSTM Stockholder's Conversion Percentage of Earn-Out Stock then due to such CSTM Stockholder, registered in the name of such stockholder (rounded in each case down to the largest whole number of Earn-Out Shares).

                  (iv) The number of shares of Earn-Out Stock determined in accordance with the provisions of subsection (ii) above, shall be reduced by a number calculated by (y) dividing the total dollar amount of all OMG Claims for which a right of indemnification has properly been asserted as of the Delivery Date, if any, in accordance with the provisions of section 9.03, hereinbelow, by the greater of six dollars ($6.00) or the average closing price of OMG's stock during the twenty (20) trading days first following the expiration of the Earn-Out Period (the greater of such numbers being referred to herein as the "Indemnification Price"), and (z) rounding such dividend down to the nearest whole integer. The amount of such reduction shall then be further divided into two categories. First, the number of shares of Earn-Out Stock representing the value (at the Indemnification Price) of OMG Claims which shall be undisputed as among the parties hereto shall permanently reduce the amount of Earn-Out Stock to be delivered. Second, the remaining balance of the reduction shall be delivered to and held in escrow by Richard L. Wise, Esquire until such time as either (y) the parties hereto shall agree in writing as to the disposition of such remaining shares or (z) the validity and extent of the OMG Group's right of indemnification under section 9.02(a) hereof shall have been finally determined in accordance with the provisions of section 9.03(a) hereof. Following such final determination, a number of shares of Earn-Out Stock so escrowed and having a value (at the Indemnification Price) equal to the adjudicated amount of such OMG Claims shall be returned to OMG and shall constitute an additional and final reduction in the number of the Earn-Out Shares, and the balance, if any, shall be distributed to the CSTM Stockholders in proportion to their respective Conversion Percentages.

                  (v) With respect to and only with respect to each CSTM Stockholder who has not sold or transferred any of the OMG Shares delivered to them pursuant to this Section 2.02.D. as of February 28, 1999 (except for transfers (a) pursuant to any and all laws governing descent and distribution,
(b) pursuant to any other testamentary bequest, (c) to immediate family member of any CSTM Stockholder (d) pursuant to gifts to entities having status under
Section 501(c)(3) of the Code, or (e) to any trust of which the CSTM Stockholder of any of his or her heirs, executors, administrators or permitted donees (hereunder), is the primary beneficiary, which transfers are as expressly permitted under Section 11.04 hereinbelow, and any OMG Shares so transferred shall be treated as owned by the CSTM Stockholder making such transfer for purposes of this Section 2.02.d.) (herein, a "Participating Stockholder"), each such Participating Stockholder shall have the right to receive additional consideration in connection with the Merger, if the average closing price for OMG stock during the first ten (10) trading days of March, 1999 (herein, the "Target Price") is less than six dollars ($6.00) per share (adjusted for any stock dividends, stock splits and similar events) prior to April 1, 1999, calculated as follows: An amount equal to $6.00 minus the Target Price shall be multiplied by the total number of OMG Shares owned by each, such Participating Stockholder, and this resulting sum shall then be divided by the Target Price. This final number so calculated shall be the number of additional shares of stock to which such Participating Stockholder shall be entitled (herein, the "Additional Stock"). Certificates for Shares of all Additional Stock shall be delivered to each Participating Stockholder on or before April 30, 1999. In the event that any OMG Shares are held in escrow by the Escrow Agent pursuant to Section 9.3 at the time of calculation of the number of Additional Shares, if any, that a Participating Stockholder is entitled to receive pursuant to this Section, then the Additional Shares issued in connection with such OMG Shares then held in escrow shall be delivered to the Escrow Agent, to be held in escrow in accordance with Section 9.3, and such Additional Shares shall be delivered or paid to such Participating Stockholder at such time as the OMG Shares to which such Additional Shares relate are released in accordance with such Section 9.3.

                  (vi) OMG shall have the right to replace all or a portion of the shares of Additional Stock to be delivered to each Participating Stockholder with the contemporaneous delivery of the sum of six dollars ($6.00) for each share not so delivered, by complying with the following conditions: (a) Notice of such election and of the percentage of Additional Stock to be replaced with money shall be given to the CSTM Stockholders on or before April 15, 1999; (b) the ratio of Additional Stock to money to be delivered to each Participating Stockholder shall be the same; and (c) OMG shall deliver to the CSTM Stockholders, contemporaneously with its April 15, 1999 notice of election to replace the number of shares of Additional Stock with money, an opinion of OMG's regular tax counsel to the effect that the payment of money in lieu of shares of Additional Stock as elected by OMG will not cause the Merger to lose its status as a reorganization under Section 368(a)(1)(A) of the Code.

                  E. Certificates for OMG Shares. Each certificate for Minimum Stock and for Earn-Out Stock issued to any of the CSTM Stockholders as a part of the Merger Price shall bear the following legend:

                  "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exception from such registration is available."

In addition, all OMG Shares shall be registered pursuant to the terms and conditions of the Registration Rights Agreement attached hereto and made a part hereof as Exhibit B.


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

                  F. Dissenting Shares. Notwithstanding any provision in this agreement to the contrary, in the event that this Merger has not been approved unanimously by all of the CSTM Stockholders and West and OMG elect to close this transaction, then any CSTM Stock in respect of which any of the CSTM Stockholders properly exercised dissenters rights under the General Corporation Law of the State of California shall not be converted as provided in Section C above, and the portion of the Merger Price attributable to such CSTM Stock shall not be paid or payable unless and until such CSTM Stockholder loses any further right to pursue dissenters' rights either by wavier or by failure to comply with applicable statutory procedures. The sole right of any CSTM Stockholder who exercises and properly pursues dissenters' rights shall be to receive payment for their respective CSTM Stock as required by California law.

                                  ARTICLE III

                                    CLOSING

      3.01. Closing Date. The closing of the Merger and the transactions contemplated hereunder (herein, the "Closing") shall take place at the offices of Gordon & Wise in Boston, Massachusetts at 10:00 a.m., Eastern Time on the 28th day of February, 1997, or at such other place, time and date as shall be agreed upon by all of the parties hereto. On the Closing Date, each of the conditions precedent to the obligations of the respective parties set forth in
Article VIII, hereof, shall have been satisfied or waived by the party entitled to require performance of such conditions. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceeding shall be deemed to have been taken nor any documents executed or delivered until all have been taken, executed and delivered.

      3.02. CSTM Closing Documents. At the Closing CSTM shall deliver to West
(a) the opinion of CSTM's counsel described in Section 8.02(b) hereof, (b) the certified resolutions required by Section 8.02(c) hereof, (c) the Employment Agreement required under Section 8.02(c) hereof, (d) the letters of resignation described in Section 8.02(f) hereof, (e) all of the minute books, stock certificate books, stock register, documents and seals of CSTM not previously delivered to West and (f) original signed copies of all Ancillary Agreements. In addition, CSTM shall deliver to West on the Closing Date the certificates representing the CSTM Stock owned by any or all of the CSTM Stockholders so that payment may be made to such CSTM Stockholders as required hereunder.

      3.03. Documents to be Delivered by West and OMG at the Closing. At the Closing, West and OMG shall deliver to CSTM (a) the opinion of West's counsel described in Section 8.03(b) hereof, (b) original signed copies of all Ancillary Agreements, and, (c) assuming complete compliance with section 3.04, certificates for the CSTM Stock.

      3.04. CSTM Stockholders Closing Documents. Prior to the receipt of any OMG Shares, each CSTM Stockholder will deliver all certificates for shares of CSTM Stock owned by such stockholder and a copy of the Registration Rights Agreement duly executed by such stockholder.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF CSTM

      CSTM hereby represents and warrants to West and to OMG, upon which representations and warranties West and OMG shall be entitled to rely regardless of any investigation by West or OMG of the affairs of CSTM but subject to section 4.25 hereof, as follows:

      4.01. Corporate Existence and Power. CSTM is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. CSTM is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

      4.02. Corporate Authorization. The execution and delivery by CSTM of this Agreement and, the performance of its obligations hereunder and the consummation by CSTM of the transactions contemplated hereby are within CSTM's corporate powers and have been duly authorized by all necessary corporate action on the part of CSTM. This Agreement constitutes a valid and binding agreement of CSTM.

      4.03. Governmental Authorization; Consents.

                  (a) The execution and delivery by CSTM of this Agreement and the performance by it of its obligations hereunder require no action by or in respect of, or filing with, any governmental body, agency, official or authority, except for the filing of (i) the Certificates of Merger and the Agreement of Merger with the California Secretary of State and (ii) the Articles of Merger with the Massachusetts Secretary of State.

                  (b) Except as set forth on Schedule 4.03, no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which CSTM is a party or by which it is bound is required or necessary for the execution and delivery of this Agreement by CSTM, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except where the failure to obtain such consent, approval, waiver or other action would not have a Material Adverse Effect, either individually or in the aggregate.

      4.04. Non-Contravention. The execution and delivery by CSTM of this Agreement, the performance by it of its obligations hereunder, and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the corporate charter or bylaws of CSTM, (ii) assuming the filing of the Certificate of Merger with the California Secretary of State, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to CSTM; (iii) assuming the filing of the Certificate of Merger with the California Secretary of State, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of CSTM or to a loss of any benefit to which CSTM is entitled under any provision of any agreement, contract or other instrument binding upon CSTM or any permit held by CSTM except such defaults, rights and losses which would not have a Material Adverse Effect, either individually or in the aggregate, on CSTM, the Assets or the Merger or (iv) assuming the filing of the Certificate of Merger with the California Secretary of State, result in the creation or imposition of any Lien on any asset of CSTM.

      4.05. Capitalization; Subsidiaries. The authorized capital stock of CSTM consists of 20,000,000 shares of common stock, at no par value. As of the date hereof, there is issued and outstanding 6,458,382 shares of the common capital stock of CSTM. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and are owned by the CSTM Stockholders as listed in Schedule 4.05 hereto and except as set forth in this
Section 4.05, there are no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of CSTM, (ii) securities of CSTM convertible into or exchangeable for shares of capital stock or other equity securities of CSTM or (iii) options or other rights to acquire from CSTM any capital stock, other equity securities or phantom or other equity interests of CSTM. CSTM does not have and never has had any subsidiaries or any material ownership or equity interest in or control of (direct or indirect) any other Person.

      4.06. Financial Statements. CSTM has previously furnished West with a true and complete copy of (i) the balance sheets of CSTM as of September 30, 1996, September 30, 1995 and September 30, 1994 and the statements of operations, cash flows and changes in stockholders' equity of CSTM for the respective fiscal years then ended, as compiled by Lionel Meador, CSTM's in-house accountant, and
(ii) the balance sheet of CSTM as of December 31, 1996 and the statements of operations, cash flows and changes in stockholders' equity of CSTM for the interim period then ended (collectively, the "Financial Statements" which are attached hereto as Schedule 4.06). Each of the consolidated balance sheets included in the Financial Statements fairly presents in all material respects the consolidated financial position of CSTM as of its date, and the other statements included in the Financial Statements fairly present in all material respects the consolidated results of operations, cash flows and stockholders' equity, as the case may be, of CSTM for the periods therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved except as otherwise stated therein and, with respect to the interim financial statements, for the omission of footnote disclosures and, to the extent consistent with generally accepted accounting principles, for normally recurring year-end adjustments.

      4.07. Absence of Certain Changes. Except as set forth on Schedule 4.07, since the Balance Sheet Date, CSTM and the Subsidiaries have conducted their businesses in the ordinary course consistent with past practices and there has not been:

                  (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any CSTM Shares or any repurchase, redemption or other acquisition by CSTM of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, CSTM;

                  (c) any amendment of any outstanding equity security of CSTM;

                  (d) any incurring, assumption or guarantee by CSTM of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                  (e) any making of any loan, advance or capital contributions to or investment in any Person (excluding sales evidenced by any account receivable and excluding reasonable and customary advances for travel and other customary reimbursables);

                  (f) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of CSTM which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                  (g) any transaction or commitment made, or any contract or legal agreement entered into, by CSTM relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by CSTM of any contract or other right, in either case, material to CSTM, other than transactions, commitments, and contracts in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                  (h) any change in any method of accounting or accounting practice by CSTM;

                  (i) except as disclosed pursuant to Section 4.19, any (i) grant of any severance or termination pay to any director, officer or employee of CSTM, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of CSTM, (iii) change in benefits payable under existing severance or termination pay policies or employment agreements or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of CSTM;

                  (j) any change in the business or operations or in the manner of conducting the business or operations of CSTM other than changes in ordinary course of business;

                  (k) any mortgage, pledge or subjection of any properties or assets to any claim, Lien or liability, except claims, Liens of the type described in Section 4.08.(a);

                  (l) any write-down of the value of any material inventory, or write-off of any notes or material accounts receivable or any material portion thereof as uncollectible, other than valuation reserves established for inventory, notes and receivables in accordance with generally accepted accounting principles;

                  (m) any cancellation or release of any other debts or claims, or waivers of any rights;

                  (n) any sale, transfer or conveyance of any property or assets, except in the ordinary course of business consistent with past practice;

                  (o) any disposition of, or lapse, or other failure to preserve the exclusive rights of CSTM to any material Intellectual Property Right;

                  (p) any agreement, whether in writing or otherwise, to take any action described in this Section 4.07.

      4.08. Property and Equipment.

                  (a) Except as disclosed in Schedule 4.08, CSTM has good title to all items of assets described in categories (1) through (6), inclusive, and
(14) under the definition of "Assets," free and clear of any and all Liens, except:

                  (i) Liens disclosed on the Balance Sheet;

                  (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet); or

                  (iii) Other liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets.

                  (b) There are no developments affecting any of such properties or assets pending or, to the knowledge of CSTM threatened, which might materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of such properties or assets.

                  (c) The equipment owned by CSTM has no material defects, is in good operating condition and repair (ordinary wear and tear excepted), and is adequate for the uses to which it is being put.

                  (d) CSTM has a valid and enforceable leasehold interest in all of the property and assets leased by it.

                  (e) The Assets owned or leased by CSTM, or which it otherwise has the right to use, constitute all of the assets held for use or used in connection with the business of CSTM and are generally adequate to conduct such business as currently conducted.

                  (f) This Section 4.08 shall not apply to Intellectual Property Rights.

      4.09. No Undisclosed Material Liabilities. Except as set forth in Schedule 4.09, there are no liabilities of CSTM of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                  (i) liabilities disclosed or provided for in the Balance
            Sheet;

                  (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date; and

                  (iii) other liabilities which, both individually and in the aggregate, are not material.

      4.10. Litigation. Except as disclosed in Schedule 4.10 there is no action, suit, investigation or proceeding (or to the knowledge of CSTM, any basis therefor) pending against, or to the knowledge of CSTM, threatened against, CSTM or any of its properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority that could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

      4.11. Material Contracts.

                  (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in other Schedules to this Agreement or
Schedule 4.11, CSTM is not a party to or subject to:

                  (i) any lease providing for unpaid annual rentals of $10,000 or more;

                  (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for unpaid annual payments by CSTM of $10,000 or more;

                  (iii) any partnership, joint venture or other similar
            arrangement or agreement or any material license agreement under which CSTM is the licensee, or any agency, distributor, dealer, franchise, sales representative or other similar contract or commitment;

                  (iv) any loan or credit agreements or any instrument
            evidencing or related in any way to indebtedness incurred in the acquisition of any asset, business, company or other entity or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, or agreement relating to the mortgaging, pledging or otherwise placing a lien on any assets of CSTM or any guaranty of indebtedness or performance of others by CSTM except for any of the foregoing relating to trade indebtedness incurred in the ordinary course of business or relating to other indebtedness incurred in the ordinary course of business in an amount not exceeding $5,000;

                  (v) any contract or other document that limits the freedom of
            CSTM to compete in any line of business or with any Person or in any area or which would so limit the freedom of CSTM after the Closing Date;

                  (vi) any guarantees;

                  (vii) any contract for personal services or employment
            (including without limitation contracts with directors, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers) which is either material and in writing or not in writing and terminable at will;

                  (viii) any agreement or arrangement providing for the sale of any of the assets, properties or rights of CSTM (other than in the ordinary course of business) or for the grant of a preferential right to purchase any of CSTM's assets, properties or rights or which required the consent of any third party to the transfer and assignment of any of its assets, properties or rights; or

                  (ix) any other agreements, contracts, leases, licenses or
            commitments to which CSTM is a party (or under which CSTM may be obligated or which CSTM or any of its rights, properties or assets may be subject or bound) and which is material to the financial condition, results of operations, business, property or prospects of CSTM or is not made in the ordinary course of business that is material to CSTM.

                  (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any schedule to this Agreement or required to be disclosed pursuant to Section 4.11(a) is a valid and binding agreement of CSTM and is in full force and effect, and neither CSTM, nor, to the knowledge of CSTM, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment in any manner that could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.

      4.12. Insurance Coverage. CSTM has furnished to West a list of, and true and complete copies of, all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of CSTM. There is no claim by CSTM pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and CSTM is otherwise in full compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing materially similar insurance coverage) have been in effect since January 1, 1994 and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of CSTM. CSTM does not know of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.

      4.13. Compliance with Laws; No Defaults.

                  (a) CSTM is not in violation of, or has since January 1, 1994 violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Schedule 4.13 correctly describes each license and permit (a "Permit") material to the business of CSTM, together with the name of the governmental agency or entity issuing such license or permit. Such licenses and permits are valid and in full force and effect and none of such licenses or permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

                  (c) CSTM is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority which defaults or potential defaults individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

      4.14. Finders, Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of CSTM who might be entitled to any fee or commission from West, OMG, CSTM or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

      4.15. Intellectual Property.

                  (a) Schedule 4.15 includes a list of all material Intellectual Property Rights owned or licensed by CSTM, specifying as to each, as applicable the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right if licensed from a third party.

                  (b) Except as set forth in Schedule 4.15, CSTM has adequate Intellectual Property Rights for the conduct of its business as presently conducted.

                  (c) The execution and delivery of this Agreement, the performance by CSTM of its obligations hereunder and the consummation of the other transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement governing any material Intellectual Property Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any material Intellectual Property Right or in any way impair the right of CSTM to sue, sell, license or dispose of, or to bring any action for other infringement of, any material Intellectual Property Right or portion thereof.

                  (d) Except as disclosed on Schedule 4.15, there are no royalties, honoraria, fees or other payments payable by CSTM to any Person by reason of the ownership, use, license, sale or disposition of any Intellectual Property Rights.

                  (e) To the best of its knowledge, CSTM's manufacture, marketing, license, sale or use of any product presently sold by CSTM or presently planned to be sold by CSTM will not violate any license or agreement with any third party or infringe any Intellectual Property Right or any other party.

                  (f) Except as set forth on Schedule 4.15, there is no pending or, to the knowledge of CSTM, threatened claim or litigation against CSTM, contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property Right nor, to the knowledge of CSTM is there any basis for any such claims, nor has CSTM received any notice asserting that CSTM's planned use, sale, license or disposition of any of CSTM's products conflicts or will conflict with the rights of any other party, nor is there, to the knowledge of CSTM, any basis for any such assertion.

                  (g) Except as set forth on Schedule 4.15, CSTM has not during the three years preceding the date of this Agreement been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any patents, trademarks, service marks or copyrights.

                  (h) CSTM has no knowledge of any continuing infringement by any other Person of any material Intellectual Property Rights of CSTM.

                  (i) To the knowledge of CSTM, no third party has asserted any claim, or has any reasonable basis to assert any valid claim, against CSTM with respect to (i) the continued employment by, or association with, CSTM of any of the present officers, employees of or consultants to CSTM or (ii) the use by CSTM or any of such Persons in connection with their activities for or on behalf of CSTM of any information which CSTM or any of such Persons would be prohibited from using under any prior agreements or arrangements or any laws applicable to unfair competition, trade secrets or proprietary information.

                  (j) CSTM has taken all reasonable steps to safeguard and maintain its proprietary rights in all material Intellectual Property Rights.

                  (k) None of the former or present employees, officers, directors, consultants or contractors of CSTM holds any right, title or interest, directly or indirectly, in whole or in part, in or to any material Intellectual Property Rights which CSTM is currently using or the use of which is necessary for the business of CSTM as presently conducted or as proposed to be conducted. To the knowledge of CSTM, no employee of CSTM is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with CSTM or any other party because of the nature of the business conducted or to be conducted by CSTM. No person has any so-called "moral rights," including any right to identification of authorship, rights of approval of modifications or limitations on subsequent modifications, in or to any of the material Intellectual Property Rights.

      4.16. Inventories. The inventories (including work-in-process and finished good inventories) set forth in the Balance Sheet were properly stated therein at the lesser of cost or fair market value determined in accordance with generally accepted accounting principles consistently applied by CSTM. Since the Balance Sheet Date, the inventories of CSTM have been maintained in the ordinary course of business. All of the inventory recorded on the Balance Sheet (net of reserves) consists of, and all inventory on the Closing Date will consist of, items of a quality usable or salable in the ordinary course of business consistent with past practices and are and will be in quantities sufficient for the normal operation of the business of CSTM in accordance with past practice.

      4.17. Receivables. All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are, and all accounts and notes receivable of CSTM at the Closing Date will be, valid, genuine and fully collectible within ninety (90) days in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet. All accounts, notes receivable and other receivables of CSTM at the Balance Sheet Date have been included in the Balance Sheet.

      4.18. Taxes.

                  (a) The term "Taxes" as used herein means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, or other Taxes, fees, assessments or other charges of any kind whatever, together with any interest and any penalties, additions to Tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing taxes. The term "Returns" as used herein, means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and "Return" means any one of the foregoing Returns. The term "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code, or the Treasury regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

                  (b) CSTM has filed all Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which CSTM is obligated to withhold for amounts owing to employees, creditors and third parties, except where the failure to file or pay such taxes would not have a Material Adverse Effect, either individually or in the aggregate, on CSTM, the Assets or the Merger. All Returns have been filed completely and correctly in all material respects. All Taxes with respect to which CSTM has become obligated pursuant to elections made by it in accordance with generally accepted practice have been paid to the extent now due and adequate reserves have been established in the CSTM books of account for all Taxes accrued but not yet payable. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns. No waivers of statutes of limitations with respect to any of the Returns have been given by or requested from CSTM. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of CSTM, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of CSTM. All material elections with respect to Taxes affecting CSTM, as of the date hereof, are set forth in the financial statements of CSTM, or are annexed hereto in a disclosure schedule. CSTM has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. CSTM does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

                  (c) CSTM has never filed a consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

                  (d) There is no audit in progress of any Return filed by CSTM with respect to, or which may relate to, items of income, gain, deduction, loss or credit of CSTM; and CSTM has not been notified by any Tax authority that any such audit is contemplated or pending.

      4.19. Employees. Schedule 4.19 sets forth a true and complete list of (a) the names, titles, annual salaries and other compensations of all employees of CSTM and (b) the wage rates for non-salaried employees of CSTM, as of the date hereof. No key employee has indicated to CSTM that he intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

      4.20. Environmental Compliance.

                  (a) Environmental Definitions. The following terms, as used herein, have the following meanings:

                  "CERCLA" means the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements, or governmental restrictions, whether now or hereinafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, or Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                  "Hazardous Substance" means any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, regulated under Environmental Laws.

                  "Regulated Activity" means my question, treatment, storage, recycling, transportation or disposal of my Hazardous Substance.

                  "Release" has the meaning specified in 42 U.S.C. ss.9601.

                  (b) Environmental Representations.

                  (i) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and to CSTM's knowledge, no investigation or review is pending, or threatened by any governmental or other entity with respect to any
(A) alleged violation by CSTM of any Environmental Law or liability thereunder,
(B) alleged failure by CSTM to have any permit, certificate, license, approval, registration or authorization required under my Environmental Law, (c) Regulated Activity or (D) any general, treatment, storage, recycling, Release of Hazardous Substance.

                  (ii) (A) CSTM has not handled any Hazardous Substance, other than as a generator, on any property now or previously owned or leased by it;
(B) no polychlorinated biphenyls or urea formaldehyde is or has been present at any property now or previously owned or leased by CSTM; (C) no asbestos is or has been present at any property now or previously owned or leased by CSTM; (D) there are not underground storage tanks for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by CSTM; (E) no Hazardous Substance has been Released at, or under any property now or previously owned or leased by CSTM and (F) no Hazardous Substance has been, Released or is present, in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by CSTM, in each case in a manner that could reasonably be expected to have a Material Adverse Effect on CSTM, its Assets or the Merger.

                  (iii) CSTM has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under CERCLA, or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against West for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA, which could reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate, on CSTM, its Assets or the Merger.

                  (iv) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of CSTM and to CSTM's knowledge, no property now or previously owned or leased by CSTM is listed or, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

                  (v) There are no environmental Liens on any of CSTM's assets, and no governmental actions have been taken or are in process that could subject any of such assets to such Liens.

                  (vi) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of CSTM in relation to any property or facility now or previously owned or leased by CSTM which have not been delivered to West prior to the date hereof.

      4.21. Customers and Suppliers. CSTM has not received notice from and is not otherwise aware that any group of customers who are under common ownership or control and who accounted as a group for a material percentage of the aggregate products and services furnished by CSTM during the past 18 months has stopped or intends to stop purchasing CSTM's products or services, nor has CSTM lost any supplier, or group of suppliers, which accounted for a material percentage of the aggregate supplies purchased by CSTM during the past 18 months.

      4.22. Transactions with Affiliates. There are no loans, leases, royalty agreements or other continuing transactions between CSTM and any Affiliate of CSTM, or any member of any Affiliate's family, except for reasonable and customary advances and reimbursables for business related expenses. To the knowledge of CSTM, none of the officers or directors of CSTM (a) has any material direct or indirect interest in any entity which does business with CSTM; (b) has any direct or indirect interest in any property, asset or right which is used by CSTM in the conduct of its business other than those constituting Benefit Arrangements; or (c) has any contractual relationship with CSTM other than such relationships which occur from being an officer, director or stockholder of CSTM.

      4.23. Other Information. None of the representations or warranties made by CSTM pursuant to this Agreement or in any Schedule hereto, when read together in their entirety together with any documents referred to therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances made, not misleading. The most recent financial projections relating to CSTM delivered to OMG constitute CSTM's best estimate of the information purported to be shown therein.

      4.24. Intercompany Arrangements. There has not been any payment by CSTM or any of its Affiliates, charge by any of its Affiliates to CSTM or other transaction between CSTM and any of its Affiliates, except in any such case in the ordinary course of business of CSTM consistent with past practice and on not less than arms' length terms.

      4.25. Transactional Expenses. Any and all professional costs and expenses, including, without limitation, all costs and expenses of accountants and counsel, incurred by or on behalf of CSTM in connection with the Merger, including, without limitation, the negotiation, execution, delivery and Closing of this Agreement for the period June 1, 1996 and thereafter shall either (a) not have exceeded $35,000 or (b) have been paid for by the CSTM Stockholders at or prior to the Closing to the extent they exceeded $35,000.

      4.26. Schedules. To the extent that any exception or item is disclosed in any one Schedule hereto, it shall be deemed to have been disclosed and incorporated into any other Schedule where it should have been disclosed but from which it may have been omitted.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF WEST AND OMG

      West and OMG, jointly and severally, hereby represent and warrant to CSTM upon which representations and warranties CSTM shall be entitled to rely regardless of any investigation by CSTM of the affairs of West and OMG, as follows:

      5.01. Organization and Existence. Each of West and OMG is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      5.02. Corporate Authorization. The execution and delivery of this Agreement and those of the Ancillary Agreements to which they are a party by West and by OMG, and the performance by them of their respective obligations hereunder and thereunder, have been duly and validly authorized and approved by the board of directors of West and OMG, and the Plan of Merger has been duly authorized and approved by OMG as the sole stockholder of West. No other proceedings on the part of West or OMG are necessary to authorize the execution and delivery of this Agreement and those of the Ancillary Agreements to which they are a party by West or OMG, or the performance by them of their respective obligation hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby. This Agreement and those of the Ancillary Agreements to which they are a party constitutes the legal, valid and binding obligation of each of OMG and West, enforceable against them in accordance with their respective terms.

      5.03. Governmental Authorization.

                  (a) The execution and delivery by OMG and West of this Agreement and those of the Ancillary Agreements to which they are a party, and the performance by them of their respective obligations thereunder, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) compliance with any applicable requirements of the 1934 Act; and (ii) compliance with the requirements of the American Stock Exchange; (iii) compliance with applicable federal and state securities laws; and (iv) filing the Certificate of Merger with the California Secretary of State.

                  (b) No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which West or OMG is a party, or by either of them are bound is required or necessary for the execution and delivery by West or by OMG of this Agreement or of any of the Ancillary Agreements to which they are a party, the performance by them of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain such consent, approval, waiver or other action would not have a material adverse effect, either individually or in the aggregate.

      5.04. Non-Contravention. The execution and delivery by West and OMG of this Agreement, and the performance by them of their respective obligations hereunder, do not and will not (i) contravene or conflict with their respective corporate charters or bylaws or (ii) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon either of them.

      5.05. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of West or OMG who might be entitled to any fee or commission from CSTM or any or any Affiliate thereof upon consummation of the transactions contemplated by this Agreement.

      5.06. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of West or OMG threatened against West or OMG or any of their respective properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency or official that could reasonably be expected to have a material adverse effect, either individually or in the aggregate on (i) the business, assets, condition (financial or otherwise), results of operations or prospects of OMG or (ii) the ability of the parties to consummate the Merger.

      5.07. SEC Reports. OMG has filed all required forms, reports and documents with the Securities Exchange Commission since April 1, 1995, each of which when filed complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (herein, the "Act"). OMG has heretofore delivered to CSTM a true and complete copy of its Form 10-KSB for the fiscal year ended March 31, 1996, and its Form 10-QSB for the quarters ended June 30 and September 30, 1996 (collectively, the "SEC Filings"), which OMG has filed under the Act with the Securities Exchange Commission (herein, the "SEC"). As of their respective filing dates, the SEC Filings complied in all material respects with the requirements of the Act and none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by documents subsequently filed with the SEC and provided to CSTM prior to the date hereof. The financial statements of OMG, including the notes thereto, included in the SEC Filings, comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present the consolidated financial position of OMG at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal year end audit adjustments). There has been no material change in OMG's accounting policies except as described in the SEC Filings.

      5.08. Status of West. West is a newly formed corporation with no assets or liabilities other than the consideration received for its outstanding shares and its obligations under this Agreement. West was formed expressly for the purpose of participating in the Merger and has not and will not conduct any business or operations.

      5.09. OMG Shares. All of the OMG Shares to be issued and delivered under this Agreement or pursuant hereto either are, or shall be when the same are actually delivered by OMG, validly issued, fully paid for and nonassessable in accordance with all laws and regulations governing the issuance thereof, and including corporate laws of the State of Delaware and under the Act. Following the delivery of all OMG Shares, the registered owner thereof shall have good and valid title to the shares evidenced thereby, subject to no liens or encumbrances due to OMG, except for applicable requirements of the Act and the provisions contained or referred to in the

Registration Rights Agreement. All OMG Shares to be issued pursuant to this Agreement will be exempt from the registration requirements under the Act by virtue of Section 4(2) thereunder.

                                  ARTICLE VI

                           COVENANTS OF ALL PARTIES

      The parties hereto hereby covenant to and agree with each other that:

      6.01. Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. All parties each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

      6.02. Certain Filings. The parties hereto shall cooperate with each other
(a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      6.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

      6.04. Tax Free Exchange. The parties agree that they will report the transaction contemplated by this Agreement as a reorganization under Section 368(a)(1)(A) of the Code and shall otherwise each use their best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

                                  ARTICLE VII

                               EMPLOYEE BENEFITS

      7.01. Employee Benefits Definitions. The following terms, as used herein, having the following meanings:

      "Benefit Arrangement" means each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by CSTM and (iii) covers any employee or former employee of CSTM.

      "Employee Plans" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by CSTM or any of its ERISA Affiliates, as the case may be.

      "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

      "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

      7.02. ERISA Representations. CSTM hereby represents and warrants to West that:

                  (a) Schedule 7.02 lists each Employee Plan that covers any employee of CSTM, copies or descriptions of all of which have previously been made available or furnished to West. With respect to each Employee Plan, CSTM has provided the most recently filed Form 5500 and an accurate summary description of such plan. CSTM has provided West with complete age, salary, service and related data as of the most recent practicable date for employees of CSTM.

                  (b) Schedule 7.02 also includes a list of each significant Benefit Arrangement. Copies or descriptions of all Benefit Arrangements have been made available or furnished previously to West.

                  (c) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. CSTM has not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

                  (d) Each Employee Plan which is intended to be qualified under
Section 401 (a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501 (a) of the Code. CSTM has furnished to West copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

                  (e) Each Benefit Arrangement has been maintained in substantial compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

                  (f) With respect to the employees and former employees of CSTM, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

                  (g) All contributions, reserves and premium payments required to be made or accrued under each Employee Plan and Benefit Arrangement through the date hereof have been made or accrued and as of the Closing Date will be made or accrued. Except as disclosed in writing to West prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by CSTM or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the period ending on the Balance Sheet Date.

                  (h) There is no contract, agreement, plan or arrangement covering any employee or former employee of CSTM that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 28OG of the Code.

                  (i) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in
Section 5000(b)(1) of the Code.

                  (j) No employee of CSTM will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

      7.03. No Third Party Beneficiaries. No provision of this Article VII shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of CSTM in respect of continued employment (or resumed employment) with CSTM and no provision of this
Article VII shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by West or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Employee Plan or Benefit Arrangement.

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

      8.01. Conditions to the Obligations of Each Party. The obligations of the parties hereto to consummate the Merger are subject to the fulfillment or waiver by all parties of the following conditions on or before the Closing Date:

                  (a) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending. No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by West of the business of CSTM after the Closing Date.

                  (b) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been obtained.

                  (c) The CSTM Stockholders shall have approved of the Plan of Merger as described in Article II hereof by a unanimous vote.

      8.02. Conditions to Obligation of West and OMG. The obligation of West to consummate the Merger is subject to the fulfillment or waiver by West and OMG of the following further conditions on or before the Closing Date:

                  (a)(i) CSTM shall have performed in all material respects all of its obligations hereunder required to be performed on or prior to the Closing Date, and (ii) the representations and warranties of CSTM contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by CSTM pursuant hereto, shall be true at and as of the Closing Date, as if made at and as of such date.

                  (b) West and OMG shall have received an opinion of CSTM's Counsel, dated the Closing Date, to the effect specified in Sections 4.01 through 4.05 and 4.10 and with respect to such other matters as West and OMG may reasonably request. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to West and OMG, copies of which shall be contemporaneously delivered to West and OMG, and as to matters of fact, upon certificates of CSTM or officers of CSTM.

                  (c) CSTM, Steve Friar, and each of the CSTM Stockholders shall have executed and delivered, or caused to be executed and delivered, each of the Ancillary Agreements to be entered into by them at the Closing, in each case substantially in the form attached as an exhibit to this Agreement.

                  (d) West and OMG shall have received all other closing documents specified in Section 3.02 and 3.04 of this Agreement and all other closing documents that they may reasonably request, all in form and substance reasonably satisfactory to West.

                  (e) The CSTM Stockholders shall have approved of the Plan of Merger as described in Section 2 hereof by a unanimous vote and CSTM shall have delivered to West and OMG a certified copy of the resolutions adopted by the CSTM Stockholders so approving the Plan of Merger.

                  (f) All options and warrants to purchase capital stock of CSTM shall have been terminated, and there shall be no further claims thereunder for which CSTM shall be responsible other than such as are fully accrued on the Financial Statements. All of the board elected officers and directors of CSTM shall have submitted their resignations from all CSTM offices and positions.

      8.03. Conditions to Obligation of CSTM. The obligation of CSTM to consummate the Merger at the Closing is subject to the fulfillment by West and OMG, or waiver by CSTM, of the following conditions on or before the Closing
Date:

                  (a)(i) West and OMG shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Closing Date, and (ii) the representations and warranties of West and OMG contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by West and OMG pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date.

                  (b) CSTM shall have received an opinion of West's Counsel, dated the Closing Date, to the effect specified in Sections 5.01 through 5.04 and 5.06 and with respect to such other matters as CSTM shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than the Commonwealth of Massachusetts or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to CSTM, copies of which shall be contemporaneously delivered to CSTM, and as to matters of fact, upon certificates of officers of West and OMG.

                  (c) West and OMG shall have executed and delivered each of the Ancillary Agreements to be entered into by them at the Closing, in each case substantially in the form attached as an exhibit to this Agreement.

                  (d) OMG shall have caused a registration statement under the Securities Act on an appropriate form relating to the resale of the Minimum Stock to be filed pursuant to the Registration Rights Agreement.

                  (e) CSTM shall have received all items specified in Section
3.03 of this Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to it.

                                  ARTICLE IX

                           SURVIVAL; INDEMNIFICATION

      9.01. Survival. The representations, warranties and covenants contained in this Agreement shall survive the Closing and continue until the first anniversary of the Closing, except (a) to the extent that any such representations, warranties or covenants are the basis for the assertion of any OMG Claims which have properly been asserted in accordance with the provisions of this Article IX, then such representations, warranties and covenants by CSTM contained herein shall survive to the limited extent to permit such OMG claims to be finally determined as provided in this Article IX after such first anniversary of the Closing, and (b) the representations, warranties or covenants contained in Sections 2.02 and 5.09, Article VI, Article IX and, to the extent necessary to the foregoing, the provisions of Article XI, shall survive until the expiration of the applicable statutory period of limitations (giving effect any waiver, mitigation or extension thereof).

      9.02. Indemnification.

            (a) CSTM hereby indemnifies West and OMG, (collectively, the "OMG Group") against and agrees to defend and hold them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (herein, "Damages") incurred or suffered by any of the OMG Group arising out of (i) any inaccuracy in or breach of any representation or warranty of CSTM contained in this Agreement or any Ancillary Agreement or any certificate or other writing delivered in connection with the Closing hereof, (ii) any failure by CSTM to perform any of its obligations or covenants as set forth in this Agreement prior to the Effective Date (iii) any and all actions, suits, litigation, arbitrations, proceedings, investigations or claims arising out of any of the foregoing and based on facts that have occurred on or prior to the Closing Date (except for costs related to the enforcement of this paragraph) even though such action, suit, litigation, arbitration, proceeding, investigation or claim may not be filed or come to light until after the Closing Date and (iv) reimbursement by any member of the OMG Group to any of their Affiliates, directors, officers or agents for Damages suffered or incurred by any of them arising out of or relating to any of the foregoing, irrespective of whether or not such member of the OMG Group has any legal obligation to make or pay such reimbursement (collectively, the "OMG Claims").

      (b) West and OMG hereby indemnify CSTM and the CSTM Stockholders (collectively, the "CSTM Group") against and agree to defend and hold them harmless from any and all Damages incurred or suffered by any of the CSTM Group arising out of (i) any inaccuracy and/or breach of any representation or warranty of West or OMG contained in this Agreement or any Ancillary Agreement or any certificate or other writing delivered pursuant hereto or in connection herewith, (ii) any failure by West or OMG to perform any of their respective obligations or covenants as set forth in this Agreement prior to the Effective Date, (iii) any and all actions, suits, litigation, arbitrations, proceedings, investigations or claims arising out of any of the foregoing and based on facts that have occurred on or prior to the Closing Date (except for costs related to the enforcement of this paragraph) even though such action, suit, litigation, arbitration, proceeding, investigation or claim may not be filed or come to light until after the Closing Date (collectively, the "CSTM Claims") and (iv) reimbursement by any member of the CSTM Group to any of their Affiliates, directors, officers or agents for Damages suffered or incurred by any of them arising out of or relating to any of the foregoing, irrespective of whether or not such member of the CSTM Group has any legal obligation to make or pay such reimbursement.

      9.03. Procedures; No Waiver.

                  (a) The party seeking indemnification under Section 9.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 9.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                  (b) With respect to any OMG Claims, the following special procedures and provisions shall apply in addition to the foregoing:

                        (i) West's and OMG's sole and exclusive remedy for OMG
                  Claims and Damages shall be to adjust downward the number of Earn-Out Shares to be delivered pursuant hereto.

                        (ii) Notwithstanding any provision of this Agreement to
                  the contrary, it is agreed that the OMG Group shall have no right to indemnification unless and until the total Damages relating to either agreed to or finally allowed OMG Claims shall have equalled or exceeded a threshold of $87,500 (exclusive of Damages relating to a breach of the representations and warranties set forth in section 4.25, as to which no threshold limit to a right to indemnity shall apply); provided, however, that for purposes of measuring this threshold, and only for such purpose, all qualifications to any of the representations and warranties contained in Article IV hereof by reference to the word "material" (or any derivative terms, including, without limitation, Material Adverse Effect) shall be deemed to be omitted from such representations and warranties. Once such threshold level has been achieved, however, both the foregoing $87,500 (exclusive of Damages relating to a breach of the representations and warranties set forth in section 4.25, as to which no threshold limit to a right to indemnity shall apply) exclusionary threshold limit, and the elimination of such qualifications shall have no further force and effect.

                        (iii) CSTM and the CSTM Stockholders hereby irrevocably
                  appoint Steve Friar as their authorized representative (herein, in such capacity, the "CSTM Representative") for purposes of binding CSTM and the CSTM Stockholders to the resolution of all OMG claims. Notice of all OMG Claims shall be given to the CSTM Representative as hereinabove provided. West and OMG acknowledge and agree that the CSTM Representative is authorized to act on behalf of CSTM with respect to all matters relating to this Article IX.

                        (iv) After the giving of notice of any OMG Claim, the
                  CSTM Representative and the OMG Group shall cooperate with each other to exchange such information as may be necessary or desirable in order to allow the CSTM Representative to evaluate the validity and extent of any such OMG Claim. In the event the OMG Group and the CSTM Representative agree as to the validity of any such OMG Claim and the amount of Damages associated therewith, then the number of Earn-Out Shares to be delivered pursuant to the provisions of Section 2.02.D.(iv), above, shall be reduced in accordance with the provisions of such section by the amount of such Damages; provided that no such adjustment shall be required unless and until the threshold level described in sub-paragraph (ii), above, has been exceeded.

                        (v) In the event of a dispute between the CSTM
                  Representative and the OMG Group as to the validity of one or more OMG Claims or the amount of Damages associated therewith, which dispute has not been resolved by the Delivery Date, OMG shall, on or before the first anniversary of the Closing, delivery to Richard L. Wise, Esquire (herein, the "Escrow Agent," to be held by him in escrow, a number of Earn-Out Shares equal to the value designated by OMG of such OMG Claim, calculated as provided in section 2.02.D.(iv) hereinabove, to be held by the Escrow Agent, pending either a future agreement by the CSTM Representative and OMG or issuance of a final and non-appealable order of the Suffolk Superior Court in Boston, Massachusetts. A copy of such notice to the Escrow Agent shall be provided to the CSTM Representative. The parties agree to cooperate to sign such reasonable escrow agreements and instructions as may be requested by the Escrow Agent. The costs of any such escrow arrangement shall be borne by OMG.

                        (vi) With respect to any OMG Claims or the damages
                  associated therewith which are disputed and which cannot be resolved consensually by the parties, the parties agree to cause them to be resolved through arbitration. The parties shall first endeavor to agree on one arbitrator to hear the matter. If such agreement cannot be reached within ten (10) business days following receipt of notice from one party to the other that arbitration is requested, then within ten (10) business days thereafter, the parties shall designate to the other the name of an arbitrator located within the six (6) New England states and having reasonable experience in the industry or the issue which is the subject matter of the dispute. The two arbitrators shall then meet to agree upon a third arbitrator within twenty (20) business days of their appointment, and if no such agreement can be reached, then any party hereto may petition the Superior Court for Suffolk County in Boston, Massachusetts to appoint a third arbitrator. Within twenty (20) business days following the appointment of all three arbitrators, the arbitrators shall call a pre-trial meeting among the parties and their representatives to establish a briefing schedule and trial procedure. Such meeting and all evidentiary hearings shall be held at a place convenient to the arbitrators but located in Boston, Massachusetts. The arbitrators may determine such rules of evidence as they may wish to apply or not apply in conducting such hearings. After reviewing the submissions of the parties and hearing any evidence which the parties deem appropriate, the arbitrators shall render a decision as soon as practicable, which may be filed in the Superior Court of Suffolk County and an action for the entry of an award with respect thereto be maintained by any party.

                        (vii) The costs and expenses of the arbitration shall be
                  shared equally by the parties, unless the arbitrators shall have determined that all or a substantial portion of the position of one of the parties was frivolous, wholly unsubstantial, advanced in bad faith or advanced for the purposes of delay or harassment, in which case all costs of the arbitration shall be borne by the losing party and the prevailing party shall be entitled to receive all of its costs and expenses, including reasonable counsel fees and reasonable fees of any experts, from the losing party.

                        (viii) If the parties are able consensually to resolve
                  such dispute then they shall jointly give notice to the Escrow Agent as to the number of Earn-Out Shares to be distributed to the CSTM Stockholders and the number of CSTM Shares to be returned to OMG, and he shall be obligated promptly to comply with such joint instruction. Alternatively, if the matter has been resolved by a final and non-appealable order of the Suffolk Superior Court, then either party may give notice to the Escrow Agent of such decision, and such Escrow Agent shall thereupon calculate the number of Earn-Out Shares to be distributed to the CSTM Stockholders and to be returned to OMG in accordance with such order and the provisions of this

                  Agreement, and the Escrow Agent shall then give notice thereof to the CSTM Representative and to OMG. Ten days after such notice, the Escrow Agent shall then distribute such Earn-Out Shares in accordance with his notice, unless the Escrow Agent shall have received notice prior to such time as to any error or mistake in his calculation, in which case the Escrow Agent shall, if he believes such position to have been accurate, in whole or in part, he shall reissue such ten day notice. All parties shall be conclusively barred from bringing any claim against the Escrow Agent for miscalculation of the amount of Earn-Out Shares to be delivered unless the Escrow Agent shall have received notice from such party of any such claim as herein provided. In the event the Escrow Agent is unable to resolve competing claims of the parties, the Escrow Agent shall submit the matter for determination by the Suffolk Superior Court in Boston, Massachusetts, whose final and non-appealable determination shall be binding on all parties. The Escrow Agent shall also have such additional time to make delivery of the Earn-Out Shares as may be necessary in order for him properly to hypothecate the certificate or certificates escrowed with him to those who are entitled to portions thereof. Notwithstanding anything in this section to the contrary, however, in the event there is a dispute as to more than one OMG Claim remaining unresolved after the Delivery Date, then the Escrow Agent shall not be required to distribute any Earn-Out Shares relating from a resolved or finally determined dispute unless and until the Escrow Agent shall be satisfied that the amount of Earn-Out Shares remaining with him after the resolution of such dispute shall be sufficient in amount to cover OMG Claims for Damages for all disputes which still remain unresolved or not finally determined.

      9.04. Limitation of Liability; Exclusivity of Remedy. Notwithstanding any other provision of this Agreement, any Ancillary Agreement or any certificate or other document delivered pursuant hereto or thereto, the liabilities of CSTM and its officers, directors, shareholders and the successors of any of them to West, OMG and the successors of any of them with respect to this Agreement, any Ancillary Agreement or any certificate or other writing delivered in connection herewith or therewith (including, without limitation, any representations, warranties and covenants contained herein or therein and any of the matters covered by Section 9.02(a) hereof), shall be limited to their rights and remedies under this Article IX and such rights and remedies shall be their exclusive rights and remedies with respect to such matters; provided that this
Section 9.04 shall not apply to any representations, warranties or covenants of any CSTM Stockholder set forth in the Registration Rights Agreement or of Mr. Steve Friar set forth in the Employment Agreement and provided that there shall be no limitations whatsoever for Damages which are the result of such party's intentional misrepresentation or fraud.

      9.05. Representative. CSTM and the CSTM Stockholders agree, and OMG and West acknowledge that the CSTM Representative shall have full power and authority to represent

CSTM and all the CSTM Stockholders and their successors with respect to all matters arising under this Article IX and all actions taken by the CSTM Representative hereunder shall be binding upon CSTM and all such CSTM Stockholders and their successors as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the CSTM Representative shall have full power and authority to interpret all the terms and provisions of this Article IX and to consent to any amendment hereof and thereof on behalf of CSTM and all such CSTM Stockholders and such successors. All actions to be taken by the CSTM Representative hereunder shall be taken by or at his written direction or pursuant to such other method as the CSTM Representative, by written notice to West and OMG, shall designate.

            The CSTM Representative may act upon any instrument or other writing believed by him in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by him or his duties pursuant to the provisions of this Article IX, except for his own willful default or gross negligence.

            The CSTM Representative, or any successor to him hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor CSTM Representative as hereinafter provided. In case of such resignation, or the death or inability to act of the CSTM Representative, a successor or successors shall be named by the CSTM Stockholders owning in excess of 50 percent of the CSTM shares outstanding immediately prior to the effective time of the Merger. Each successor CSTM Representative shall have all the power, authority, rights and privileges hereby conferred upon the original CSTM Representative, and the term "CSTM Representative" as used herein shall be deemed to include such successor CSTM Representative.

                                   ARTICLE X

                                  TERMINATION

      10.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                  (i) by written agreement of all parties;

                  (ii) by any party if the Effective Date shall not have
            occurred on or before February 28, 1997; or

                  (iii) by any party if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

      The party desiring to terminate this Agreement pursuant to clauses (ii) or
(iii) shall give notice of such termination to the other parties.

      10.02. Effect of Termination. If this Agreement is terminated as permitted by Section 10.01, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful failure of any party to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 7.01 and 11.03 shall survive any termination hereof pursuant to Section 10.01.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.01. Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

      if to West or OMG to:

            Omni MultiMedia Group, Inc.
            50 Howe Avenue
            Millbury, Massachusetts   01527
            Attn:  Robert E. Lee, Executive Vice President

      with a copy to:

            Richard L. Wise, Esquire
            Gordon & Wise
            101 Federal Street
            Boston, Massachusetts   02110
            Telecopy:  (617) 261-0789
      if to the CSTM Representative, to:

            Mr. Steve Friar
            c/o Omni Resources Corporation - West
            590 Brennan Street
            San Jose, California   95131

      with a copy to:

            Matthew P. Ruby, Esquire
            101 Church Street, Suite #23
            Los Gatos, California   95032

Notices shall be deemed duly delivered one business day after being sent via a reputable nationwide express mail service. Notices delivered via any other means shall be deemed duly delivered upon actual receipt by the individual for whom such notice is intended.

      11.02. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed by all parties.

                  (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      11.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that if the Closing shall occur all such costs and expenses incurred by CSTM in excess of $35,000 shall be paid for or reimbursed by CSTM's shareholders.

      11.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of his or its rights or obligations under this Agreement without the consent of the other parties hereto, except that no consent shall be necessary for transfers (a) pursuant to any and all laws governing descent and distribution, (b) pursuant to any other testamentary bequest, (c) to immediate family members of any CSTM Stockholder, (d) pursuant to gifts to entities having status under Section 501(c)(3) of the Code, or (e) to any trust of which the CSTM Stockholder or any of his or her heirs, executors, administrators or permitted donees (hereunder) is the primary beneficiary.

      11.05. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of such state.

      11.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

      11.07. Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person any rights or remedies hereunder, other than the parties hereto and the CSTM Stockholders and their respective heirs, successors, executors, administrators and permitted assigns. In the event of any conflict between the terms of this Agreement and the terms of the Agreement of Merger, the terms of this Agreement shall prevail.

      11.08. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      11.09. Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Massachusetts, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any obligation to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


ATTEST:           (seal)            OMNI RESOURCES CORPORATION - WEST


_____________________________       By:   ______________________________
Paul F. Johnson, Secretary                Paul F. Johnson, President


                                    By:   ______________________________
                                          Robert E. Lee, Treasurer



ATTEST:           (seal)            CUSTOM SOFTWARE TURNKEY
                                    MANUFACTURING, INC.


_____________________________       By:   ______________________________
Steve Friar, Secretary                    Steve Friar, President


                                    By:   ______________________________
                                          Steve Friar, Treasurer


ATTEST:           (seal)            OMNI MULTIMEDIA GROUP, INC.


_____________________________       By:   ______________________________
Paul F. Johnson, Secretary                Paul F. Johnson,
                                          President


                                    By:   ______________________________
                                          Robert E. Lee, Treasurer

                                                                     Exhibit A-1

                            CERTIFICATE OF APPROVAL
                                      OF
                              AGREEMENT OF MERGER
                                      OF
                  CUSTOM SOFTWARE TURNKEY MANUFACTURING, INC.
                           a California corporation

Steve Friar certifies that:

      1. He is the President and the Secretary of CSTM, a California corporation (the "Corporation").

      2. The Agreement of Merger attached hereto and the merger contemplated by such agreement (the "Merger") were duly approved by the Board of Directors and shareholders of the Corporation.

      3. The Corporation has only one class of stock (Common Stock) and the number of shares of such stock outstanding is 6,458,382. The number of shares voting to approve the Merger, 6,458,382 shares, constitutes 100% of the shares outstanding.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



Date: February ______, 1997         _________________________________
                                    Steve Friar, President

                                                                     Exhibit A-2
                            CERTIFICATE OF APPROVAL
                                      OF
                              AGREEMENT OF MERGER
                                      OF
                       OMNI RESOURCES CORPORATION - WEST
                         (A MASSACHUSETTS CORPORATION)

Paul F. Johnson certifies that:

      1. He is the President and the Secretary of Omni Resources Corporation - West, a Massachusetts corporation (the "Corporation").

      2. The Agreement of Merger in the form attached hereto and the merger contemplated by such agreement (the "Merger") were duly approved by the Board of Directors and the sole stockholder of the Corporation.

      3. The Corporation has only one class of stock (Common Stock) and the number of shares of such stock outstanding is 1,000. The number of shares voting to approve the Merger, 1,000 shares, constitutes 100% of the shares outstanding.

      4. Omni MultiMedia Group, Inc., a Delaware corporation ("OMG"), the sole stockholder of the Corporation, shall issue shares of its common stock in the Merger. The Board of Directors of OMG duly approved such issuance, and a vote of the stockholders of OMG was not required to approve the issuance.

      I further declare under penalty of perjury under the laws of the State of Massachusetts that the matters set forth in this certificate are true and correct of my own knowledge.



Date: February______, 1997            ________________________________________
                                      Paul F. Johnson, President and Secretary

                                          Exhibit B
                                          to Agreement and Plan of Merger

                              AGREEMENT OF MERGER

      THIS AGREEMENT OF MERGER, dated as of March 1, 1997 (the "Merger Agreement"), is made and entered into by and among OMNI RESOURCES CORPORATION - WEST, a Massachusetts corporation (herein, "West"), CUSTOM SOFTWARE TURNKEY MANUFACTURING, INC., a California corporation (herein,"CSTM"), and OMNI MULTIMEDIA GROUP, INC., a Delaware corporation (herein, "OMG"). CSTM and West are collectively referred to as the "Constituent Corporations".

                                   RECITALS

      A. OMG is the beneficial and record owner of all of the outstanding shares of the capital stock of West.

      B. Prior to the execution of this Merger Agreement, the Constituent Corporations, and OMG entered into an Agreement and Plan of Merger dated as of March 1, 1997 (the "Agreement and Plan of Merger") providing for certain representations, warranties, and agreements in connection with the transactions contemplated.

      C. The Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interests of the shareholders of the Constituent Corporations that CSTM be acquired by OMG through a merger of West into CSTM (the "Merger").

      NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

                                   ARTICLE I
                         THE CONSTITUENT CORPORATIONS

      Section 1.1

      a. CSTM was incorporated under the laws of the State of California on September 22, 1993.

      b. CSTM is authorized to issue an aggregate of 20,000,000 shares of Common Stock, at no par value ("CSTM Stock").

      c. On the business day immediately preceding the date hereof an aggregate of 6,458,382 shares of the common capital stock of CSTM were issued and outstanding.

      Section 1.2

      a. West was incorporated under the laws of the Commonwealth of Massachusetts on January 17, 1997.

      b. West is authorized to issue an aggregate of 200,000 shares of common stock, no par value, ("West Stock").

      c. On the date hereof, an aggregate of 1,000 shares of West Stock were issued and outstanding.

                                   ARTICLE 2
                                  THE MERGER

      Section 2.1

      a. The Merger shall become effective on the latter of the date and time ("Effective Time") that (i) this Agreement and officers' certificates of each Constituent Corporation are filed with the Secretary of State of California pursuant to Section 1103 of the California General Corporation Law, and (ii) certain Articles of Merger are filed with the Secretary of State of Massachusetts.

      b. At the Effective Time, West shall be merged into CSTM and the separate corporate existence of West shall thereupon cease. CSTM, as it exists from and after the Effective Time, is sometimes referred to as the "Surviving Corporation," and the separate corporate existence of CSTM, with all its purposes, objects, rights, privileges, powers, immunities, and franchises, shall continue unaffected and unimpaired by the Merger.

      Section 2.2

      a. The Surviving Corporation shall succeed to all of the rights, privileges, powers, immunities, and franchises of West, all of the properties and assets of West, and all of the debts, choses in action, and other interests due or belonging to West, and shall be subject to and responsible for all of the debts, liabilities, and obligations of West with the effect set forth in the California General Corporation Law.

      b. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of West acquired or to be acquired by Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Merger Agreement, the officers and directors of Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments, and assurances, and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm any and all right, title and interest in, to, and under such rights, properties or assets in Surviving Corporation or to otherwise carry out this Merger Agreement.

                                   ARTICLE 3
                      ARTICLES OF INCORPORATION, BY-LAWS,
                                      OF
                           THE SURVIVING CORPORATION

      Section 3.1 Article First of the Articles of Incorporation of the Surviving Corporation shall be amended as of the Effective Date to read in its entirety as follows:

      The name of this corporation is Omni Resources Corporation - West.

      Section 3.2 The Articles of Incorporation of CSTM in effect immediately prior to the Effective Time, amended as described in Section 3.1, above, shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law and such Articles of Incorporation.

      Section 3.3 The Bylaws of West in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                                   ARTICLE 4
                     MANNER AND BASIS OF CONVERTING SHARES
                        OF THE CONSTITUENT CORPORATIONS

      Section 4.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of CSTM Stock:

      a. Capital Stock of West. Each share of West Stock which is outstanding immediately prior to the Effective Time shall be converted into one share of the capital stock of the Surviving Corporation, no par value per share.

      b. Conversion of CSTM Stock. Each holder of CSTM Stock shall have the right to receive their pro rata share (based on the number of shares held by them to the total number of shares outstanding) (herein, the "Conversion Percentage") of 100,000 shares of OMG's stock (herein, the "Minimum Stock") and their Conversion Percentage of Earn-Out Stock (hereinafter defined), and the right to receive their applicable share of Additional Stock (hereinafter defined) or cash in lieu thereof. (All of such shares and payments being referred to collectively as the "Merger Price"), except that in the case of any fractional shares of OMG Stock, such fraction shall, in each case, be rounded down to the largest whole number of OMG Shares then to be delivered.

      Section 4.2 Payment of Merger Price. The Merger Price shall be as follows:

      a. The Minimum Stock, which shall be delivered at the Closing.

      b. A number of shares of Earn-Out Stock initially equal to 200,000 times a fraction based on the Net Sales of the Surviving Corporation during the twelve month period commencing March 1, 1997 and expiring on February 28, 1998 (herein, the "Earn-Out Period"). The numerator of this fraction shall be the lesser of
(y) $3,000,000 or (z) the amount by which Net Sales during the Earn-Out Period exceeded Net Sales of CSTM for the period March 1, 1996 through February 28, 1997; and the denominator of which shall be $3,000,000.

      c. On or before the tenth (10th) business day following receipt by OMG of the calculation by its certified independent public accountants of the fraction applicable to Earn-Out Shares described in subpart (ii), above, (herein, the "Delivery Date"), OMG shall calculate the number of shares of Earn-Out Stock then due to the CSTM Stockholders. In addition, OMG shall, within such period, deliver to each of the CSTM Stockholders who shall theretofore have surrendered their certificates representing the number of shares of CSTM Stock held by them and who shall have executed and delivered a copy of the Registration Rights Agreement such CSTM Stockholder's Conversion Percentage of Earn-Out Stock then due to such CSTM Stockholder, registered in the name of such stockholder (rounded in each case down to the largest whole number of Earn-Out Shares.

      d. The number of shares of Earn-Out Stock determined in accordance with the provisions of subsection (ii) above, shall be reduced by a number calculated by (y) dividing the total dollar amount of all OMG Claims (as defined in the Agreement and Plan of Merger) for which a right of indemnification has properly been asserted as of the Delivery Date, if any, by the greater of six dollars ($6.00) or the average closing price of OMG's stock during the twenty (20) trading days first following the expiration of the Earn Out Period (the greater of such numbers being referred to herein as the "Indemnification Price"), and
(z) rounding such dividend down to the nearest whole integer.

      e. With respect to and only with respect to each CSTM Stockholder who has not sold or transferred any of the OMG Shares delivered to them pursuant to this Section as of February 28, 1999 (except for transfers (a) pursuant to any and all laws governing descent and distribution, (b) pursuant to any other testamentary bequest, (c) to immediate family member of any CSTM Stockholder (d) pursuant to gifts to entities having status under Section 501(c)(3) of the Code, or (e) to any trust of which the CSTM Stockholder of any of his or her heirs, executors, administrators or permitted donees (hereunder), is the primary beneficiary, (herein, a "Participating Stockholder"), each such Participating Stockholder shall have the right to receive additional consideration in connection with the Merger, if the average closing price for OMG stock during the first ten (10) trading days of March, 1999 (herein, the "Target Price") is less than six dollars ($6.00) per share (adjusted for any stock dividends, stock splits and similar events) prior to April 1, 1999, calculated as follows: An amount equal to $6.00 minus the Target Price shall be multiplied by the total number of OMG Shares owned by each, such Participating Stockholder, and this resulting sum shall then be divided by the Target Price. This final number so calculated shall be the number of additional shares of stock to which such Participating Stockholder shall be entitled (herein, the "Additional Stock"). Certificates for Shares of all Additional Stock shall be delivered to each Participating Stockholder on or before April 30, 1999.

      f. OMG shall have the right to replace all or a portion of the Additional Stock to be delivered to each Participating Stockholder with the contemporaneous delivery of the sum of six dollars ($6.00) for each share not so delivered, by complying with the following conditions: (a) Notice of such election and of the percentage of Additional Stock to be replaced with money shall be given to the CSTM Stockholders on or before April 15, 1999; (b) the ratio of Additional Stock to money to be delivered to each Participating Stockholder shall be the same; and (c) OMG shall deliver to the CSTM Stockholders, contemporaneously with its April 15, 1999 notice of election to replace the number of shares of Additional Stock with money, an opinion of OMG's regular tax counsel to the effect that the payment of money in lieu of shares of Additional Stock as elected by OMG will not cause the Merger to lose its status as a reorganization under Section 368(a)(1)(A) of the Code.

      4.3 Definitions: Capitalized terms not otherwise defined herein shall have the same meanings assigned to such terms in the Agreement and Plan of Merger.

                                   ARTICLE 5
                           TERMINATION AND AMENDMENT

      Section 5.1 Notwithstanding the approval of this Merger Agreement by the shareholders of CSTM and West, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of CSTM and West.

      Section 5.2 Notwithstanding the approval of this Merger Agreement by the shareholders of CSTM and West, this Merger Agreement shall terminate forthwith in the event that the Agreement and Plan of Merger shall be terminated as therein provided at any time prior to the Effective Time.

      Section 5.3 In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of West or CSTM or their respective officers or directors, except as otherwise provided in the Agreement and Plan of Merger.

      Section 5.4 This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either CSTM or West but, after any such approval, no amendment shall be made which by law requires the further approval of the shareholders of either CSTM or West without obtaining such further approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.


OMNI RESOURCES CORPORATION - WEST           CUSTOM SOFTWARE TURNKEY
(a Massachusetts corporation)               MANUFACTURING, INC.
                                            (a California corporation)


By: ___________________________             By:_________________________________
Name & Title: Paul F. Johnson,              Name & Title: Steve Friar, President
              President


OMNI MULTIMEDIA GROUP, INC.
(a Delaware corporation)


By: ___________________________
Name & Title: Paul F. Johnson,
              President

                                          Exhibit C -
                                          to Agreement and Plan of Merger

                                    Exhibit D
                         to Agreement and Plan of Merger

                         REGISTRATION RIGHTS AGREEMENT

      AGREEMENT dated as of March 1, 1997 between OMNI MULTIMEDIA GROUP, INC., a Delaware corporation (herein, the "Company") and the Stockholder or Stockholders of the Company listed on the signature pages hereto (individually, "Stockholder and collectively, the "Stockholders").

                             W I T N E S S E T H:

      WHEREAS, pursuant to an Agreement and Plan of Merger dated as of October 1, 1996, (herein, the "Merger Agreement"), among the Company, Omni Resources Corporation - West, a Massachusetts corporation (herein, "West"), and Custom Software Turnkey Manufacturing, Inc. (herein, "CSTM"), West is merging into CSTM; and

      WHEREAS, in connection therewith, each Stockholder is acquiring unregistered shares of Common Stock of the Company (the "Shares"); and

      WHEREAS, the Company and the Stockholders wish to set forth certain rights and obligations with regard to the registration of the Shares;

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

      "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

      "Shares" shall mean the shares of Common Stock of the Company issued to the Stockholders pursuant to the Merger Agreement.

      "Common Stock" shall mean, subject to Section 11, the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Shares.

      "Registration Expenses" shall mean the expenses so described in Section 8.

      "Registration Statement" means a shelf registration statement of the Company pursuant to the provisions of Section 6 hereof filed with the Commission which covers some or all of the Shares, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Selling Expenses" shall mean the expenses so described in Section 8.

      2. Compliance with Securities Laws. Each Stockholder represents and warrants that he or she:

            (a) has paid no brokerage or similar commissions in connection with the acquisition of such Shares.

            (b) is acquiring such Shares solely for his or her own account.

            (c) has provided such information as may reasonable have been requested by the Company in order for the Company or its counsel to evaluate the availability of an exemption under the Securities Act for the issuance of the Shares to such Stockholder.

      3. Securities Act Matter. Each Stockholder acknowledges and agrees that the Shares have not been registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. Each Stockholder recognizes and acknowledges that such claims of exemption are based, in part, upon each Stockholder's representations contained in this Agreement. Each Stockholder further recognizes and acknowledges that, because the Shares are unregistered under federal and state laws, they are not presently eligible for public resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. Each Stockholder recognizes and acknowledges that Rule 144 or any other exemption promulgated under the Securities Act (which facilities routine sales of securities in accordance with the terms and conditions of that Rule, including a holding period requirement) is not now available for resale of the Shares, and each

Stockholder recognizes and acknowledges that, in the absence of the availability of Rule 144 or any other exemption under the Securities Act, a sale pursuant to a claim of exemption from registration under the Securities Act would require compliance with some other exemption under the Securities Act, none of which may be available for resale of the Shares. Each stockholder recognizes and acknowledges that, except as set forth in this Agreement, the Company is under no obligation to register the Shares, either pursuant to the Securities Act or the securities laws of any state.

      4. Restrictive Legend. Each certificate representing Shares shall, except as otherwise provided in this Section 4 or in Section 5, be stamped or otherwise imprinted with a legend substantially in the following form:

      "The Securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exemption from such registration is available."

      Such certificates shall not bear such legend if in the opinion of counsel reasonably satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act or if such securities have been sold pursuant to Rule 144, any other exemption under the Securities Act or an effective registration statement. In addition, each Stockholder shall have the right to request that the Company remove any legend three years after the issuance of any securities (or such shorter period as may then be applicable under Rule 144(k)), provided that the Stockholder certifies in form and substance reasonably acceptable to the Company that he or she is not an affiliate of the Company.

      5. Notice of Proposed Transfer. Prior to any proposed voluntary transfer of any Shares required to bear the restrictive legends set forth under Section 4 (except any such transfer pursuant to an effective Registration Statement, Rule 144 or upon death or by gift), each Stockholder shall give written notice to the Company of his or her intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon the Stockholder shall be entitled to transfer such security in accordance with the terms of his or her notice. Each certificate for such Shares transferred as above provided shall bear the legend set forth in
Section 4, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act), (ii) or pursuant to any effective Registration Statement or (iii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

      6. Required Registration. The Company agrees to use commercially reasonable efforts to (i) cause a Registration Statement on Form S-3 or any successor thereto or such other form as then may be available to the Company under Rule 415 under the Securities Act for a public offering of all (but not less than all) of the Shares from time to time issued pursuant to the terms of the Merger Agreement to be filed with the Securities Exchange Commission prior to or promptly after the issuance thereof and (ii) cause the Registration Statement to be effective as soon as practicable. The Company will use commercially reasonable efforts to cause each Registration Statement to remain effective in order to permit the Prospectus forming part thereof to be used by holders of Shares for the public resale of such shares until the earlier of (i) three (3) years (or such shorter period as may then be applicable under Rule 144(k)) after the original issuance of the Shares covered thereby; or (ii) the sale of all Shares covered thereby (the "Effectiveness Period"). Anything to the contrary herein notwithstanding, the Company may suspend sales at any time under any Registration Statement immediately upon notice to the Stockholder at his or her last known address, for any of the reasons and for the time period set forth in Section 8. The parties acknowledge that pursuant to the terms of this Registration Rights Agreement, separate Registration Statements will be filed from time to time as Shares are required to be issued pursuant to the terms of the Merger Agreement. The terms of this Registration Rights Agreement shall apply to each such Registration Statement and the corresponding Prospectuses.

      7. Registration Procedures. If and whenever the Company is required by the provisions of Section 6 hereof to use commercially reasonable efforts to effect the registration of Shares under the Securities Act, the Company will, as expeditiously as possible:

            (a) take such action as may be necessary so that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;

            (b) furnish to each Stockholder such number of copies of the Registration Statement and each such amendment and supplement thereto (in each case including exhibits) and each amendment or supplement, if any, to the Prospectus included therein as such persons reasonably may request in order to facilitate the public sale or other disposition of the Shares covered by the Registration Statement as well as such other filings as they may, from time to time, request;

            (c) use commercially reasonable efforts to register or qualify the Shares covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions as the Stockholders reasonably shall request provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (d) use commercially reasonable efforts to have the Shares covered by the Registration Statement subject to quotation on the American Stock Exchange;

            (e) promptly notify each Stockholder (at their last known addresses)
(i) of the effective date and the date when any post-effective amendment to the Registration Statement becomes effective, (ii) of any stop order or notification from the Commission or any other jurisdiction as to the suspension of the effectiveness of the Registration Statement, (iii) of the beginning and end of any suspension under Section 8, or (iv) at any time the Registration Statement does not meet the standards under Sections 11, 12(2), and Rule 10b-5 of the Securities Act;

            (f)(1) The Company shall advise the Stockholders and, if requested by the Stockholders, shall confirm such advice in writing:

                  (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

                  (ii) of any request by the Commission for amendments or supplements to the Registration Statement included therein or for additional information.

            (2) The Company shall advise the Stockholders and, if requested by any such Stockholder, confirm such advice in writing of:

                  (i) the issuance by the Commission of any stop order suspending effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                  (iii) the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading

(which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

            (g) The Company shall use all commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

            (h) Upon the occurrence of any event contemplated by Section 7(f)(2)(iii) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Stockholders of the occurrence of any event contemplated by Section 7(f)(2)(iii), the holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

            (i) The Company shall use all commercially reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Shares covered by any Registration Statement contemplated hereby.

      8. Suspension. The rights of the Stockholders to distribute the Shares pursuant to any Registration Statement may be suspended up to 90 days in any 12 month period by the Company giving notice of such suspension to the Stockholders, if and only so long as there then exists material, non-public information relating to the Company which, in the good faith determination of its management or Board of Directors, would not be appropriate for disclosure during that time and compliance with its obligations under Section 7(h) would otherwise require disclosure of such information.

      9. Expenses. All expenses incurred by the Company in complying with Sections 6 and 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of issuance, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts (if any) and selling commissions applicable to the sale of the Shares covered by the Registration Statement are called "Selling Expenses".

      The Company will pay all Registration Expenses in connection with the preparation and filing of the Registration Statement. Any and all Selling Expenses shall be borne by the Stockholders in proportion to the number of Shares sold by each. The Company shall not be obligated to pay any Registration Expenses in connection with the preparation and filing of the

Registration Statement if the Registration Statement is withdrawn, delayed or abandoned for any reason by the Stockholders.

      10. Reports Under Securities Exchange Act of 1934. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation thereunder that may at any time permit a Stockholder to sell securities of the Company to the public without registration, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144;

            (b) maintain registration of its Common Stock under Section 12 of the Exchange Act;

            (c) file in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (d) furnish to any Stockholder, so long as the Stockholder owns any Shares, forthwith upon reasonable request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Stockholder of any rule or regulation under the Securities Act which permits the selling of any such securities without registration or pursuant to such form.

      11. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Shares as so changed or augmented.

      12. Stockholders' Conduct. With respect to any sale of Shares covered by the Registration Statement, each Stockholder understands and agrees as follows:

            (a) Each Stockholder will carefully review the information concerning him or her contained in the Registration Statement and will promptly notify the Company if such information is not complete and accurate in all material respects, including having properly disclosed any position, office or other material relationship within the past three years with the Company or its affiliates;

            (b) Each Stockholder agrees to sell Shares only in the manner set forth in the Registration Statement (which shall include any reasonable manner requested in advance and in writing by the Stockholders);

            (c) Each Stockholder agrees to comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of the Company during the time the Registration Statement remains effective;

            (d) Each Stockholder agrees to comply with the prospectus delivery requirements of the Exchange Act;

            (e) Each Stockholder agrees to suspend sales during the periods when sales are to be suspended pursuant to Section 8.

            (f) In connection with the registration of the Shares, each Stockholder will furnish to the Company in writing such information requested by the Company with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

      13.   Indemnification.

            (a) In connection with any Registration Statement, the Company shall indemnify and hold harmless each Stockholder and each of their respective directors, officers, employees, trustees and agents, as follows:

            against any and all loss, liability, claim, damage and expense whatsoever, including any amounts paid in settlement of any investigation, litigation, proceeding or claim, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made; provided, that the Company shall not be liable under this clause for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld;

provided that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Stockholder in writing expressly for use in the Registration Statement (or any amendment thereto) (or any amendment or supplement thereto). Any amounts advanced by the Company to an indemnified party pursuant to this Section 5 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

      (b) Each Stockholder shall agree, severally and not jointly, to indemnify and hold harmless the Company, and the other Stockholders and each of their respective directors, officers (including each officer of the Company who signed the Registration Statement), employees, trustees and agents and each person, if any, who controls the Company or any underwriter, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 13(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Stockholder expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that, no such Stockholder shall be liable for any claims hereunder in excess of the amount of gross proceeds received by such Stockholder from the sale of Shares pursuant to the Registration Statement.

      (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers served on such indemnified party, but failure to so notify an indemnifying party shall not relieve it of any liability which it may have to the indemnified party otherwise than on account of this indemnify agreement. An indemnifying party may participate at its own expense in the defense of any such action. If an indemnifying party so elects within a reasonable time after receipt of such notice, such indemnifying party, jointly with any other indemnifying party, may assume the defense of such action with counsel chosen by it and approved by the indemnified party or parties defendant in such action, provided that if any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party or parties shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      14. Representations and Covenants. Each Stockholder hereby represents and warrants to the Company as follows:

            (a) EACH STOCKHOLDER UNDERSTANDS THAT HIS OR HER INVESTMENT IN THE SHARES INVOLVES RISK.

            (b) EACH STOCKHOLDER HAS CONSULTED HIS OR HER OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR SUCH STOCKHOLDER. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT OR INFORMATION FURNISHED TO THE STOCKHOLDERS SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

            (c) The Company has made available to each Stockholder, during the course of this transaction and prior to the consummation thereof, the opportunity to ask questions of and receive complete and correct answers from representatives of the Company concerning the terms and conditions of the Shares and to obtain any additional information relating to the financial condition and business of the Company.

            (d) Each Stockholder understands that he or she must bear the economic risk of this investment until such time as the Shares are registered; that the Shares are not currently registered under the Securities Act, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available; that such Stockholder is purchasing the Shares with no present view toward resale or other distribution thereof, and that each Stockholder agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of the Merger Agreement and this Agreement and any regulations under the Securities Act and applicable state securities laws.

            (e) Each Stockholder has adequate means of providing for his or her current needs and personal contingencies and has no need for liquidity in connection with this investment in the Shares.

            (f) Each Stockholder's overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth and each Stockholder's investment in the Shares will not cause such overall commitment to become excessive. The acquisition of the Shares by each Stockholder is consistent with his or her general investment objectives.

            (g) Each Stockholder has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Shares.

            (h) Each Stockholder received an offer concerning the Shares and first learned of this investment in the state or other jurisdiction listed in such Stockholder's residence address on the signature page hereto, and intends that the state securities laws of that state or other jurisdiction alone govern this transaction.

            (i) Each Stockholder hereby acknowledges receipt of the documents described in Section 5.07 of the Merger Agreement which documents each Stockholder has reviewed. Each Stockholder further acknowledges and warrants that, prior to the execution of this Agreement, he or she has had the opportunity to ask questions and receive answers from the Company and her counsel concerning the terms and conditions of the transactions contemplated by the Merger Agreement and the issuance of the Shares, and concerning any of the documents identified above, and to obtain such additional further information from the Company and her counsel as he or she has deemed necessary to verify the accuracy of the information contained in the documents identified above or any other information furnished to the Stockholders.

            (j) Each Stockholder understands that the representations, warranties and covenants set forth herein will be relied upon by the Company, the stockholders of the Company and their respective counsel and accounting firms.

      15.   Miscellaneous.

            (a) With respect to any Shares required to bear the restrictive legend set forth in Section 4 hereof, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Shares, provided, that such transferee executes a counterpart signature page to this Agreement), whether so expressed or not.

            (b) All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

                  if to the Company, at 50 Howe Avenue, Millbury, Massachusetts,
            01527, Attention: Robert E. Lee;

                  if to any other party hereto, at the address of such party set forth on the signature page hereto;

                  if to any subsequent Stockholder of Shares, to it at such
            address as may have been furnished to the Company in writing by such Stockholder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Stockholder) or to the Stockholders (in the case of the Company) in accordance with the provisions of this paragraph.

            (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

            (d) This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the holders of at least a eighty percent (80%) of the outstanding Shares (excluding any Shares no longer required to bear the restrictive legend set forth in Section 4 hereof).

            (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   OMNI MULTIMEDIA GROUP, INC.

                                   By:   _______________________________________
                                         Robert E. Lee, Executive Vice President



                                   STOCKHOLDER:



                                   _____________________________________________

             [You must complete pages 13 and 14 of this Agreement]

Principal Residence Address:

Note: Non-principal residence addresses and post office boxes cannot be accepted.


__________________________________________
(Number and Street)

__________________________________________
(City, State)   (Zip Code)

__________________________________________
(Residence Telephone)

Mailing Address (if different from above):


__________________________________________
(Number and Street)


__________________________________________
(City, State)   (Zip Code)

Citizenship:______________________________

Social Security or
Taxpayer I.D. No.:________________________

      If the Stockholder is a natural person and is an accredited investor described by category 12 or 13 (or both) set forth on the attached Exhibit A, please check this box.

                                                             |_|

      If the Stockholder has not checked the box above, please check this box if at least one of the categories set forth on the attached Exhibit A describes you.

                                                             |_|

                                                Exhibit A

                                                to Registration Rights Agreement

      1. A bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.

      2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

      3. An insurance company (as defined in Section 2(13) of the Securities
Act).

      4. An investment company registered under the Investment Company Act.

      5. A business development company (as defined in Section 2(a)(48) of the Investment Company Act).

      6. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 3 01 (c) or (d) of the Small Business Investment Act of 1958.

      7. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $10,000,000.

      8. An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (an "ERISA Plan") whose decision to purchase the Interest was made by a plan fiduciary (as defined in Section 3 (21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser.

      9. An ERISA Plan with total assets in excess of $1,000,000 or, if a self-directed ERISA Plan, with investment decisions made solely by persons that are "accredited investors."

      10. A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

      11. An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Interest, with total assets in excess of $10,000,000.

      12. A natural person whose net worth (either individually or jointly with such person's spouse) at the time of the Closing exceeds $1,000,000.

      13. A natural person who had an individual income in excess of $200,000 or joint income with such person's spouse in excess of $250,000 in each of the last two calendar years and who reasonably expects to reach the same income level in the current calendar year.

      14. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Interest, whose purchase of the Interest is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

      15. An entity in which all of the equity owners fit into at least one of the categories listed under paragraphs 1-14 above.

                                                Exhibit E
                                                to Agreement and Plan of Merger

                             EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is made and entered into as of the first day of March, 1997, by and between OMNI RESOURCES CORPORATION - WEST, a California corporation having a usual place of business in San Jose, California (hereinafter referred to as the "Corporation") and STEVE FRIAR of 16508 Farley Road, Los Gatos, California 95032 (hereinafter referred to as "the Employee").

                             W I T N E S S E T H :

      WHEREAS, the Corporation is engaged in the business of designing, fabricating and selling discs, diskettes, and packaging and manuals therefor, and mastering, replicating and duplicating, computer software programs of third parties and providing general fulfillment services for third parties (herein, the "Products"); and

      WHEREAS, the Corporation desires to engage the Employee, and the Employee desires to be engaged by the Corporation on the basis and subject to the terms hereinafter set forth; and

      WHEREAS, the parties hereto desire to set forth various terms and conditions relating to the engagement of the Employee and to be bound by such terms and conditions;

      NOW, THEREFORE, in consideration of the foregoing premises and the undertakings and covenants of the parties contained hereinbelow, the Corporation and the Employee hereby agree as follows:

1.    Term.

      a. Original: The Corporation agrees to employ the Employee and the Employee agrees to work for the Corporation, upon the terms and conditions hereinafter contained, for an original term (hereinafter referred to as the "Original Term") commencing as of the date hereof and ending upon February 28, 1998; subject, however, to extension and subsequent termination as hereinafter provided.

      b. Extensions: The Corporation shall have the sole option to extend the Original Term hereof for an additional period of two (2) years, commencing March 1, 1998 and expiring on February 28, 2000, upon all of the terms and conditions herein by giving notice to the Employee in writing of its election so to extend the Term prior to the first anniversary hereof. Thereafter, the Corporation and the Employee may, by an agreement in writing, elect, prior to the third anniversary of this Agreement and prior to each anniversary thereafter, further to extend the term hereof upon such terms, conditions and provisions as they shall mutually agree. Notwithstanding the foregoing, the Employee shall have the right conclusively to terminate any right of the Corporation to extend the Original Term hereof by delivering notice that the Employee desires the Term of this Agreement to come to an end at the expiration of the Original Term, on or before November 30, 1997. If the Corporation receives such notice from the Employee on or before November 30, 1997 then it is expressly understood and agreed that this Employment Agreement shall conclusively come to an end on February 28, 1998 and the Corporation shall have no rights of extension as set forth in this Section 1.b. However, the Employee expressly understands and agrees that any such purported notice endeavoring to bring the Original Term of this Agreement to an end shall be null, void and of no force and effect if such notice is delivered to the Corporation at any time after October 31, 1998.

2.    Services of Employee.

      Subject to the terms of this Agreement, the Employee shall serve the Corporation as its President and Chief Operating Officer and shall not be subject to demotion from that office throughout the effective term of this Agreement. In such capacity, will be responsible for all aspects relative to the operation of the Corporation, including developing marketing, sales and development strategies and implementing the same, overseeing all operational aspects, and determining all financial and administrative matters relative to the Corporation's business. In addition, the Employee shall perform such duties as are generally required of his position with the Corporation. The Employee's duties are subject to the supervision and discretion of the Chief Executive Officer and the Board of Directors of the Corporation, whose determination shall be final. All activities and services performed by the Employee for the Corporation shall be rendered in a faithful, responsible and competent manner, consistent with standards that may reasonably be established and maintained by the Corporation from time to time.

3.    Exclusivity of Service.

      During the Term, the Employee shall devote his full time best efforts, attention and interest to the business and affairs of the Corporation and shall not, directly or indirectly, engage in or be associated with, either alone or as a partner, officer, director, stockholder or employee, any business activity which is in violation of the Non-Disclosure and Non-competition Agreement annexed hereto so long as he shall be employed by the Corporation. Further, for so long as the Employee may be employed by the Corporation, the Employee shall be forbidden to own greater than 1% of any publicly traded class of securities of any business entity which is primarily engaged in the business of the Corporation as described in the recitals of this Agreement.

4.    Compensation.

      a. As total compensation for his services for the Corporation, the Employee shall receive the following:

            i. Base Salary: The Corporation shall pay the Employee a base salary at the rate of $150,000 per year, payable in arrears, in equal installments as may be the Corporation's then practice, generally, but no less frequently than monthly.

            ii. Bonus Compensation: In addition to amounts required in 4.a.i., hereof, the Corporation shall pay the Employee an annual bonus (calculated as at the end of each fiscal year of the Corporation during the Term hereof), equal to the lesser of (a) One Hundred Fifty Thousand Dollars ($150,000) or (b) five percent (5%) of the net pretax profit of the Corporation earned during such fiscal year. It is agreed that for purposes of this computation, "net pretax profit" shall (a) be calculated prior to the determination of the bonus compensation due to the Employee for any fiscal year and (b) be increased by the salaries and all other related costs (such as benefits, perquisites and the like) incurred in association with the employment of any employees on the Corporation's payroll employed at the request of the Corporation's Chief Executive Officer, but who, in the Employee's good faith judgment, are not necessary or desirable for the operations of the Corporation, and with respect to whom the Corporation has received written notice of any such objection promptly following the Employee having notice that such person was an employee of the Corporation. The Corporation shall instruct its then independent Certified Public Accountants (herein, the "Auditors") to make such calculation and certify the same to the Corporation and to the Employee as soon as practicable following the close of each fiscal year, but in all events no later than ninety (90) days following the close of each, such fiscal year. The Auditor's determination of the amount of net pretax profit shall be conclusive and binding on the Corporation and the Employee. The Corporation shall then pay the amount of Bonus Compensation due to the Employee within twenty (20) business days following its receipt of the requisite certification from the Auditors with respect to the amount of the annual, net pretax profit.

            iii. Insurance: During the Term hereof, the Corporation will cause the Employee and his family to be covered under the then health and disability insurance plans including, such medical, dental, vision, disability and other plans which the Corporation may, from time to time, make available, generally, to other similarly situated employees, , provided that the Employee pays for his share of such plans as the Corporation charges to other participants in the Plan (as such payment requirement may change from time to time).

            iv. Motor Vehicle Allowance: The Corporation shall, during the Term of this Agreement, pay the Employee an allowance of $500.00 per month in addition to his other compensation hereunder in reimbursement of all motor vehicle costs incurred by him from time to time in pursuing the Corporation's business.

            v. Life Insurance: During the Term of this Agreement, the Corporation agrees to provide and pay for term life insurance in the face amount of $1,000,000, such policy to be owned by and payable to such person or persons as the Employee may, from time to time, elect by prior written notice to the Corporation. The Corporation's obligation hereunder shall be null and void if at any time the Employee shall cease to be insurable at generally prevailing rates and terms generally applicable to individuals of sound health of the same age.

            vi. Stock Options: From the employee stock option plan established by the Corporation's parent corporation, Omni MultiMedia Group, Inc., a Delaware corporation, (herein, "OMG"), the Corporation agrees to have issued options to purchase 5,000 shares of OMG's stock, at a strike price equal to the closing price on the American Stock Exchange of OMG's stock as of the date of the execution and delivery of this Agreement (or if the date of the execution and delivery of this Agreement shall not be a trading day, then the first trading day preceding such execution and delivery). Such options shall be fully and immediately vested and shall be delivered to the Employee promptly after the execution hereof.

5.    Reimbursement of Expenses:

      The Employee shall be entitled to receive from the Corporation reimbursement for out of pocket expenses actually incurred by the Employee in the furtherance of the business of the Corporation, provided that such expenses are reasonable and customary, or have been approved, in advance, by the Chief Executive Officer or Board of Directors of this Corporation. As a condition to the Employee being entitled to receive such reimbursement, the Employee shall provide such receipts, and fill out such reports and informational returns as from time to time reasonably requested by the Corporation.

6.    Status as President:

      The Employee shall have access to the Corporation's facilities, including an office and secretarial support commensurate with his title and responsibilities and in the same general area where other executives of the Corporation have their offices, during the Term of this Agreement.

7.    Early Termination of Contract:

      In addition to the provisions concerning termination of the Employee's employment hereunder set forth in paragraph 1, above, this Agreement and the Employee's employment hereunder shall terminate:

      (a) Upon the removal of the Employee for "just cause" at any time at the election of the Board of Directors of the Corporation; provided, however, that a removal for just cause shall not be effected unless a hearing shall be held before the Board of Directors of the Corporation and at which hearing the Employee, on at least seven (7) days' prior notice, shall have been afforded an opportunity to appear and be heard; or

      (b) for "substantial disability".

      As used in this section "just cause" means:

      (a) gross insubordination, malfeasance or misconduct, or

      (b) infidelity, dishonesty or misrepresentation by the Employee with his dealings with or on behalf of the Corporation; or

      (c) the incurring of material obligations by the Employee or behalf of the Corporation which have not been authorized by the Corporation (it being expressly understood and agreed that the Employee's incurring of normal costs and expenses, and entering into normal purchase orders and the like which are relative to the routine, day-to-day operation of the business are not intended to be within the definition of "material obligations" for which the Employee must have prior authorization from the Corporation); or

      (d) the unauthorized disclosure to any competitor or potential competitor of any trade secret or confidential business information of the Corporation; or

      (e) the failure or refusal of the Employee to perform the functions or covenants required hereunder or under the agreement annexed hereto as Exhibit I; or

      (f) the conviction of the Employee of a felony involving moral turpitude with all appeals period with respect to such conviction having expired or with any final appeals having been pursued unsuccessfully to conclusion; or

      (g) the certification by a doctor licensed to practice in the Commonwealth of Massachusetts or the State of California that the Employee is an alcoholic or habitual user of illegal drugs; or

      (h) the repeated failure of the Employee to comply with the material provisions of this Agreement, or with written directives of the Board of Directors of the Corporation consistent herewith; or

      (i) any pattern of prolonged absence by the Employee without satisfactory explanation or the reason therefor.

      As used in this Agreement "substantial disability" means the inability of the Employee to render substantially all of the services required of him hereunder for a period of three (3) months or more without interruption or for an aggregate of four (4) months in any twelve (12) month period as a result of a physical or mental ailment. For the purpose hereof, "interruption", as used in the preceding sentence, shall mean a period of at least two (2) weeks of full-time employment by the Employee. The existence of such physical or mental ailment shall be determined by a physician reasonably acceptable to the Employee and the Corporation, whose written opinion shall be conclusive as of its date, absent fraud or manifest error. If the Corporation asserts that the Employee is substantially disabled, the Employee shall cooperate fully with any physician to permit an examination pursuant to this Agreement. During any disability of the Employee and prior to the passage of such three (3) month period, the Employee shall continue to receive the salary and other benefits hereunder. Subsequent to the expiration of said three (3) month period, the Corporation may elect not to terminate this Agreement but to suspend the payment and accrual of salary and benefits due under section 4 hereunder during the continuation of the disability of the Employee.

8.    Representations of Employee:

      The employee represents and warrants to the Corporation that he has no contract, obligation or duty of any kind whatsoever which is inconsistent herewith, and that he is under no disability of any kind to enter into and perform this Agreement. The Employee agrees to indemnify, defend and hold harmless the Corporation from and against any claims, suits, actions, expenses or damages, including, without limitation, all attorneys' fees, which the Corporation may incur or sustain as a result of any breach which the Corporation may incur or sustain as a result of any breach of or inaccuracy in any of the representations contained in this paragraph.

9.    Services to Affiliates:

      Upon the request of the Corporation, the Employee shall furnish services to any related, affiliated, parent or subsidiary firm or corporation without additional compensation so long as such services are within the scope of his duties and obligations hereunder; provided, however, that the Employee shall not be required or obligated to relocate his residence or to be away from his residence for a time period in excess of thirty (30) continuous days, or for a nonconsecutive total of sixty (60) days in any twelve month period.

10.   Non-Disclosure and Non-Competition.

      As a condition to the Employee's employment by the Corporation and in order to assist the Corporation in preserving its proprietary information and good will, the employee agrees to be bound by, and to execute separately, a Non-Disclosure and Non-Competition Agreement in the form and substance of the Agreement annexed hereto as Exhibit I.

11.   Miscellaneous:

      a.    Captions:

            The captions and headings of the various paragraphs and subparagraphs of this Agreement are inserted for convenience or reference only and shall not effect the construction or interpretation or this Agreement. In addition, the Employee agrees to abide by the Corporation's "Statement of Company Policy Regarding Insider Trading."

      b.    Notices:

            Except as otherwise specifically provided herein to the contrary, any notice required or permitted to be given to any party hereunder shall be given in hand or sent postage prepaid by registered or certified mail, return receipt requested, to such party at his last known place of address. Either party may thereafter designate any other address by appropriate notice in writing. Any notice shall be deemed to have been given fifteen (15) days after it is mailed or, if delivered by hand, when received.

      c.    Binding Effect:

            This Agreement shall be binding upon and enure to the benefit of the Corporation, its successors and assigns, and upon and to the Employee, his heirs and legal representatives; provided, however, that the Employee may not assign either his obligations or benefits hereunder and any attempt at such assignment shall be null and void.

      d.    Governing Law:

            This Agreement is entered into and shall be construed and enforced under and governed by the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws.

      e.    Integration:

            This Agreement represents the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements and letters of intent, written or oral, concerning the subject matter hereof and may not be changed or modified in any regard except by a written statement signed by the party against whom such change or modification is claimed or sought to be enforced. No inference shall be drawn from any variance between this Agreement and any prior drafts thereof.

      f.    Waiver and Delay:

            No delay or omission by either party in enforcing any of the terms or conditions of this Agreement shall be construed as or constitute a waiver thereof or bar thereto, and no waiver of any breach hereunder shall be construed as or constitute a waiver of any other or subsequent breach or a bar to the enforcement of such terms or conditions on any future occasion.

      g.    Divisibility:

            Whenever possible, each paragraph of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any paragraph or any provision thereof is unenforceable or invalid under such law, then, if possible, such paragraph or provision shall be reformed in order to conform with said applicable law so that it shall bind the parties thereto. Alternatively, if such reformation is not possible, then such paragraph or provision shall be ineffective only to the extent of such enforceability and the balance of this Agreement shall in such event continue to be binding and in full force and effect.

      IN WITNESS WHEREOF, the parties have hereunto executed this Agreement to take effect as a sealed instrument as of the day and year first above written.

                              OMNI RESOURCES CORPORATION - WEST





                              By:   _______________________________________
                                    Robert E. Lee, Executive Vice President





                              _____________________________________________
                              Steve Friar

                                   EXHIBIT I

                 NON-DISCLOSURE AND NON-COMPETITION AGREEMENT

      THIS NON-DISCLOSURE AND NON-COMPETITION AGREEMENT is made as of the first day of March, 1997 by and between OMNI RESOURCES CORPORATION WEST, a California corporation, having a usual place of business in San Jose, California (hereinafter referred to as "the Corporation") and STEVE FRIAR of 16508 Farley Road, Los Gatos, California 95032 (hereinafter, the "Employee").

                             W I T N E S S E T H:

      WHEREAS, pursuant to a certain Employment Agreement between the Corporation and the Employee of even date, the Corporation agreed to employ the Employee; and

      WHEREAS, the Corporation is in the business of developing and formulating Products, as hereinafter defined, and is in the business of selling the Products in the Territory, as hereinafter defined; and

      WHEREAS, the Corporation and its parent, affiliated and subsidiary companies (the Corporation and its affiliated and subsidiary companies, both those now existing and those hereafter created or acquired, being collectively referred to herein as the "Companies") have expended and shall continue to expend substantial sums of money and its officers and employees have invested and shall continue to invest substantial time, effort and attention in developing and perfecting the Confidential Materials and Information, as hereinafter defined; and

      WHEREAS, the Employee recognizes and acknowledges that in the course of his employment, the Corporation may give him access to the Confidential Materials and Information; and

      WHEREAS, the Corporation may expend substantial time, effort and sums of money to train the Employee and to develop the Employee's expertise and knowledge of the various aspects of the Corporation's businesses and methods; and

      WHEREAS, the Employee acknowledges and recognizes that the Confidential Materials and Information, as it may exist from time to time, is a valuable, special and unique asset of the business of the Companies; and

      WHEREAS, the Companies desire to protect, and the Employee desires to assist the Companies in protecting, the Confidential Materials and Information and to preserve and enhance the Companies' business prospects and the value of the Companies' good will; and

      WHEREAS, to accomplish the purposes set forth in the preceding paragraph, the Employee is willing to agree with the Corporation not to disclose the Confidential Materials and

Information and not to compete with the Corporation in the Territory or with its customers, all as more particularly set forth herein;

      NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Corporation to employ the Employee as set forth in the Employment Agreement of even date, the Employee hereby agrees with the Corporation as follows:

1.    Definitions:

      As used herein, the terms listed below shall have the meanings assigned to such terms as follows:

      a. "Compete", "Competition" and all variations of the foregoing shall mean the engagement or participation, or the furnishing aid or assistance in connection with, the development, design, manufacture, distribution, sale or marketing of the Products, whether or not for profit, within the Territory.

      b. "Confidential Materials and Information" shall mean (i) all confidential or secret processes, plans, formulae, data (including cost and performance data), inventions, machinery, drawings, papers, writings, specifications, manufacturing procedures and techniques, methods, technology, know-how, programs, devices and materials relating to the business, products (either existing or under development), services or activities of any of the Companies, regardless of whether or not any or all of the foregoing are or may be patented or copyrighted, (ii) any other information or aspect of or related to any of the Companies' trade, businesses, products or activities which are designated or treated by the Companies as confidential, secret or of a proprietary nature, or (iii) any customer or supplier usages and requirements and any of the Companies' lists of clients, customers, suppliers and business contacts.

      c. "Products" shall mean all services, catalogues and all computer software copies, packaging, management, disks and diskettes, project management and fulfillment services, of the type heretofore and hereafter provided, produced, developed, manufactured, owned, licensed, or the like, by or for the Company.

      d. "Territory" shall mean the area comprised of the North American continents.

2.    Confidentiality:

      a. The Employee acknowledges and agrees that all Confidential Materials and Information are, and shall remain, the sole and exclusive property of the Companies, and the Employee acknowledges that he has no rights thereto or interest therein. The Employee further acknowledges and agrees that the Employee had none of the Confidential Materials and Information and no knowledge of or information relating to the Confidential Materials and Information prior to the commencement of Employee's employment with the Corporation.

      b. Except as required in the course of Employee's employment with the Corporation the Employee agrees that he shall not, during the Employee's employment with the Corporation or at any time subsequent thereto, directly or indirectly, copy or reproduce, cause to be copied or reproduced, divulge, use, furnish, disclose or otherwise make known or accessible to anyone other than any of the Companies or their respective officers, directors, employees and other parties who reasonably require portions of such Confidential Materials and Information to provide services or materials to the Corporation and who agree to hold such Confidential Materials and Information in confidence, or cause to be divulged, used, furnished, disclosed or otherwise made known or accessible to anyone other than any of the Companies or their respective officers or directors, any of the Confidential Materials and Information or any knowledge or information with respect to the Confidential Materials and Information.

      c. The Employee agrees that upon the Corporation's request or upon the cessation of the Employee's employment with the Corporation, regardless of the reason, all Confidential Materials and Information and all copies, records and reproductions thereof which are in tangible form shall be forthwith returned to the Corporation.

      d. The Employee agrees not to use for any purpose, except on behalf of the Corporation while the Employee is in the employ of the Corporation and only at the request of an authorized officer of the Corporation, the name Omni or Omni Resources or any other name or trade style now or hereafter used or adopted by the Corporation or any of the Companies.

3.    Trade Secrets, etc.:

      The Employee agrees that:

            (a) any and all inventions, processes, discoveries, know-how and improvements (whether or not patentable or copyrightable);

            (b) any and all patent rights, letters patent, programs, copyrights, trademarks, trade names, and applications therefor, whether in the United States or in any other country;

            (c) any and all rights and interests in, to or under any of the foregoing;

which are related to or affect, directly or indirectly, the business or affairs of the Corporation as it may exist from time to time and which may be made, acquired or possessed by the Employee, alone or with others, during the time that the Employee is employed by the Corporation shall become the exclusive property of the Corporation and shall at all times and for all purposes be regarded as acquired and held by the Employee in a fiduciary capacity for the sole benefit of the Corporation. In furtherance of the foregoing, if requested by the Corporation, the Employee shall assign to the Corporation his rights to any and all of items enumerated in phrases (a), (b) and (c) of this section 3 without further compensation. The Employee shall, upon request made by the

Corporation, promptly make all disclosures, execute all instruments and papers, and perform all acts necessary or desired by the Corporation to vest and confirm in the Corporation, its successors, assigns and nominees, fully and completely, all rights created and contemplated by this section 3, and which may be necessary or desirable to enable the Corporation, its successors, assigns or nominees, to secure and enjoy the full benefits and advantages thereof, and, without thereby limiting the generality of the foregoing, shall execute any and all such applications, writings or other documents as may be necessary for the Corporation to apply for and obtain, and for it to assign, any patent, trademark or copyright.

4.    Non-Competition:

      a. The Employee agrees that while the Employee is employed by the Corporation, the Employee shall not, directly or indirectly, as an individual proprietor, partner, stockholder, agent, consultant, advisor, director, officer, joint venturer or investor, or in any other capacity whatsoever, either (i) engage in or in any manner be employed by or associated with any person, company, association, partnership, trust, corporation, business or other entity engaged in any business or enterprise (whether or not for profit) which competes with the business of the Company as it is now operated and as it may be operated in the future anywhere within the Territory. In addition, the Employee agrees that for a period of two (2) years after the Employee's employment with the Corporation terminates (unless such termination is solely due to the fact that the Corporation elected not to offer the Employee continued employment with the Corporation), the Employee shall not solicit, contact or otherwise seek to obtain purchase orders for Products from those twenty (20) existing or potential customers of the Corporation designated in writing by the Corporation no later than thirty (30) days following the termination of the Employee's employment. It is expressly understood and agreed that there shall be no non-competition obligation on the Employee's part following the termination of his Employment if such termination shall solely be a decision on the Corporation's part not to offer the Employee continued employment other than there being the determination on the Corporation's part that "just cause" exists for terminating the Employee's employment arrangement with the Corporation.

      b. The Employee further agrees that while the Employee is employed by the Corporation and for a period of two (2) years after the Employee's employment with the Corporation terminates (regardless of the reason), the Employee shall not, directly or indirectly, whether alone or by any act in concert with others, employ, attempt to employ, recruit or otherwise solicit or induce or influence to leave his or her employment, any employee of the Corporation, for any purpose which, directly or indirectly, would serve to compete with the Corporation.


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

5.    Interpretation:

      Notwithstanding anything in this Agreement to the contrary, in the event there is any conflict between the terms of this Agreement and the terms of the Employment Agreement, the terms and provisions of the Employment Agreement shall govern.

6.    Injunctive Relief:

      The parties hereto recognize that because the subject matter of this Agreement is special, unique and of an extraordinary nature, a breach by the Employee of any of the Employee's obligations hereunder would result in the Corporation's being severely damaged so that a legal remedy alone would not be sufficient to protect the Corporation from such breach. Therefore, in addition to and without limiting any other remedies available at law or hereunder, in the event that the Employee breaches any of his obligations hereunder, or shall threaten a breach of any of such obligations, then (i) to protect itself from such breach the Corporation shall be entitled to obtain equitable remedies, including specific performance and injunctive relief, without the necessity of posting a bond, and (ii) so long as the Corporation prevails in any action, the Corporation shall be entitled to recover any and all costs and expenses, including reasonable attorneys' fees, in enforcing this Agreement and the provisions of this section against the Employee.

7.    Severability:

      The Employee and the Corporation hereby recognize and agree that because any breach of the provisions of this Agreement by the Employee would result in irreparable harm and damage to the overall reputation of the Corporation and to its business and affairs and because the Employee is being compensated therefor under the Employment Agreement, the restrictions set forth in this Agreement by which the Employee has agreed to be bound, are reasonable, both as to the covenants of and the duties and restrictions accepted by the Employee herein, including in terms of extent, time and geographic area. Therefore, whenever possible, the Employee and the Corporation desire that each provision of this Agreement be interpreted in such a manner as to be effective, valid and enforceable under applicable law. However, if any of the covenants, duties or restrictions which the Employee has accepted hereunder, or any other provisions of this Agreement, would be deemed to be unreasonable (such as because any or all of them may be too broad) so that they would be unenforceable or invalid under such applicable law, then such paragraph, provision, covenant, duty or restriction shall be reformed in order to conform with such applicable law so that it shall bind the Employee and the Corporation; such reformation to be effected to the extent, but only to the extent, so as to eliminate that portion or the extent by which such provision shall be invalid or unenforceable, and the remainder of such covenant, duty, restriction, provision or paragraph shall continue to be binding and in full force and effect.

8.    Miscellaneous:

      a. This Agreement represents the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements, written or oral, concerning the subject matter hereof, and may not be changed or modified in any regard except by an instrument in writing and signed by a duly authorized officer of the Corporation and by the Employee. No inferences shall be drawn from any variance between this Agreement and any prior oral or written negotiations or letters of intent with respect to, or drafts of, this Agreement.

      b. All terms and provisions of this Agreement shall be binding upon and enure to the benefit of and be enforceable by the Corporation and its successors, assigns and legal representatives. The rights and benefits of the Corporation under this Agreement shall be transferable and assignable to any of the Companies and to any business entity with which the Corporation may merge or to which it may transfer all or a substantial part of its assets, and all of the covenants and agreements hereunder shall enure to the benefit of and be enforceable by the successors and assigns of any such transferee or assignee. The obligations of the Employee hereunder shall be binding upon the Employee's heirs, executors, administrators and legal representatives.

      c. This Agreement may be executed in one or more counterparts, each one of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      d. No delay or omission by the Corporation in enforcing any of the terms or conditions of this Agreement shall be construed as or constitute a waiver thereof or bar thereto, and no waiver of any breach hereunder shall be construed as or constitute a waiver of any other or subsequent breach or a bar to the enforcement of such terms or conditions on any future occasion.

      e. This Agreement has been entered into with and shall be deemed to be made under the laws of the Commonwealth of Massachusetts, and for all purposes shall be governed by, enforced under and construed in accordance with the laws of said Commonwealth, without regard to principles of conflicts of law.

      IN WITNESS WHEREOF, the Corporation and the Employee have caused this Agreement to be executed to take effect as an instrument under seal as of the day and year first above written.

Witness:                            OMNI RESOURCES CORPORATION - WEST


_________________________           By:_________________________________________
                                        Robert E. Lee, Executive Vice President

Witness:

_________________________           ____________________________________________
                                    Steve Friar


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